Exhibit 10.9

CLIFFORD CHANCE 高 偉 紳 律 師 行

EXECUTION VERSION

FWD LIMITED

AND

THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED

AGENCY AGREEMENT

RELATING TO U.S.$325,000,000 5.00 PER CENT.

NOTES DUE 2024

THIS AGREEMENT is made on 24 September 2014

BETWEEN

(1)	FWD LIMITED, a company incorporated under the laws of the Cayman Islands (the "Issuer");

(2)	THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED as registrar (the "Registrar");

(3)	THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED as fiscal agent (the "Fiscal Agent");

(4)	THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED as transfer agent (the "Transfer Agent");

(5)	THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED as paying agent (together with the Fiscal Agent, the "Paying Agents").

WHEREAS

(A)	The Issuer has authorised the creation and issue of U.S.$ 325,000,000 in aggregate principal amount of 5.00 per cent. notes due 2024 (the "Notes").

(B)	The Notes will be constituted by a deed of covenant dated 24 September 2014 (as amended or supplemented from time to time, the "Deed of Covenant") entered into by the Issuer.

(C)	The Notes will be in registered form and in the denomination of U.S.$200,000 and integral multiples of U.S.$1,000 in excess thereof. The Notes will be represented by a global certificate (the "Global Note Certificate"), which will be exchangeable for individual note certificates ("Individual Note Certificates" and, together with the Global Note Certificate, "Note Certificates") in the circumstances specified therein.

(D)	The Issuer, the Registrar, the Paying Agents and the Transfer Agent wish to record certain arrangements which they have made in relation to the Notes.

IT IS AGREED as follows:

1.	INTERPRETATION

1.1	Definitions

In this Agreement, the following expressions have the following meanings:

"Agents" means the Fiscal Agent, the Registrar, the Transfer Agent and the Paying Agents and "Agent" means any one of the Agents;

"Change of Control Put Option Notice" means a notice of exercise relating to the put option contained in Conditions 5(c) (Redemption for Change of Control), substantially in the form set out in Schedule 6 (Form of Change of Control Put Option Notice) or such other form as may from time to time be agreed between the Issuer and the Fiscal Agent and distributed to each Agent;

"Clearstream, Luxembourg" means Clearstream Banking, société anonyme, Luxembourg;

"Clearing Systems" means Euroclear and Clearstream, Luxembourg;

"Conditions" means the Terms and Conditions of the Notes (as scheduled to this Agreement and as modified from time to time in accordance with their terms), and any reference to a numbered "Condition" is to the correspondingly numbered provision thereof;

"Euroclear" means Euroclear Bank S.A./N.V.;

"FATCA" means:

(a)	Sections 1471 to 1474 of the US Internal Revenue Code of 1986 or any associated regulation, instruction or other official guidance, as amended from time to time;

(b)	Any treaty, law, regulation, instruction or other official guidance enacted or amended in any other jurisdiction, or relating to an intergovernmental agreement between the United States and any other jurisdiction, which (in either case) facilitates the implementation of paragraph (a) above;

(c)	Any agreement pursuant to the implementation of paragraphs (a) or (b) above with the US Internal Revenue Service, the US Government or any governmental or taxation authority in any other jurisdiction; or

(d)	Any treaty, law, regulation, instruction or other official guidance analogous to paragraphs (a) or (b) enacted or amended in any other jurisdiction from time to time, and any agreement pursuant to the implementation of any such treaty, law, regulation, instruction or other official guidance with any governmental or taxation authority in any jurisdiction.

"Local Banking Day" means a day (other than a Saturday or a Sunday) on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in the city in which the Fiscal Agent has its Specified Office;

"Local Time" means the time in the city in which the Fiscal Agent has its Specified Office;

"Paying Agent", "Fiscal Agent", "Registrar " and "Transfer Agent" include any successors thereto appointed from time to time in accordance with Clause 12 and any of their respective Successors and "Paying Agent" means any one of the Paying Agents;

"Regulations" means the regulations concerning the transfer of Notes as the same may from time to time be promulgated by the Issuer and approved by the Registrar (the initial such regulations being set out in Schedule 5 (Regulations concerning transfers and registration of Notes));

"Replacement Agent" means the Registrar;

"Required Agent" means any Paying Agent or Transfer Agent (which expression shall include, for the purposes of this definition only, the Registrar) which is the sole remaining Paying Agent or (as the case may be) Transfer Agent with its Specified Office in any city where a stock exchange on which the Notes are listed requires there to be a Paying Agent or (as the case may be) a Transfer Agent;

"SEHK" means The Stock Exchange of Hong Kong Limited;

"Specified Office" means, in relation to any Agent:

(a)	the office specified against its name in Schedule 8 (Specified Offices of the Agents); or

(b)	such other office as such Agent may specify in accordance with Clause 12.8 (Changes in Specified Offices);

"Successor" means, in relation to any person, an assignee or successor in title of such person who, under the law of its jurisdiction of incorporation or domicile, has assumed the rights and obligations of such person under this Agreement or to which under such laws the same have been transferred;

"U.S.$" and "United States Dollars" denote the lawful currency for the time being of the United States of America.

1.2	Meaning of outstanding

For the purposes of this Agreement and the Conditions (but without prejudice to its status for any other purpose), a Note shall be considered to be "outstanding" unless one or more of the following events has occurred:

1.2.1	it has been redeemed in full, or purchased under Condition 5(h) (Redemption and Purchase - Purchase), and in either case has been cancelled in accordance with Condition 5(g) (Redemption and Purchase - Cancellation);

1.2.2	the due date for its redemption in full has occurred and all sums due in respect of such Note (including all accrued interest) have been received by the Fiscal Agent and remain available for payment against presentation and surrender of the relevant Note Certificate;

1.2.3	all claims for principal and interest in respect of such Note have become void under Condition 9 (Prescription);

1.2.4	for the purposes of Schedule 4 (Provisions for Meetings of the Noteholders) only, it is held by, or by any person for the benefit of, the Issuer;

Provided, however, that, for the purposes of (i) ascertaining the right to attend and vote at any meeting of Noteholders and (ii) Condition 12 (Meetings of Noteholders; Modification) and Schedule 4 (Meetings), those Notes (if any) which are for the time being held by any person (including but not limited to the Issuer or any Subsidiary for the benefit of the Issuer or any Subsidiary shall (unless and until ceasing to be so held) be deemed not to remain outstanding.

1.3	Clauses and Schedules

Any reference in this Agreement to a Clause or a sub-clause or a Schedule is, unless otherwise stated, to a clause or sub-clause hereof or a schedule hereto.

1.4	Principal and interest

In this Agreement, any reference to principal or interest includes any additional amounts payable in relation thereto under the Conditions.

1.5	Terms defined in the Conditions

Terms and expressions used but not defined herein have the respective meanings given to them in the Conditions.

1.6	Statutes

Any reference in this Agreement to any legislation (whether primary legislation or regulations or other subsidiary legislation made pursuant to primary legislation) shall be construed as a reference to such statute, provision, statutory instrument, order or regulation as the same may have been, or may from time to time be, amended or re-enacted .

1.7	Headings

Headings and sub-headings are for ease of reference only and shall not affect the construction of this Agreement.

2.	APPOINTMENT OF THE AGENTS

2.1	Appointment

The Issuer appoints each Agent solely as its agent in relation to the Notes for the purposes specified in this Agreement and in the Conditions.

2.2	Acceptance of appointment

Each Agent accepts its appointment as agent of the Issuer in relation to the Notes and agrees to comply with the provisions of this Agreement.

2.3	Obligations several

The obligations of the Agents under this Agreement are several and not joint.

3.	THE NOTES; AUTHENTICATION

3.1	Global Note Certificate

The Global Note Certificate shall:

3.1.1	be in substantially the form set out in Schedule 1 (Form of Global Note Certificate);

3.1.2	be executed manually or in facsimile by or on behalf of the Issuer and authenticated manually by or on behalf of the Registrar.

3.2	Individual Note Certificates

Each Individual Note Certificate shall:

3.2.1	be in substantially the form set out in Schedule 2 (Form of Individual Note Certificate);

3.2.2	have a unique certificate number printed thereon;

3.2.3	be executed manually or in facsimile by or on behalf of the Issuer and authenticated manually by or on behalf of the Registrar; and

3.2.4	otherwise be in accordance with the format from time to time specified by the International Primary Market Association or any successor body thereto.

3.3	Signatures

Any signature on a Note Certificate shall be that of a person who is at the time of the creation and issue of the Notes an authorised signatory for such purpose of the Issuer notwithstanding that such person has for any reason (including death) ceased to be such an authorised signatory at the time at which such Note Certificate is delivered.

3.4	The Global Note Certificate to be deposited with nominee for common depositary

The Global Note Certificate shall be deposited with, and registered in the name of, a nominee for a common depositary for the Clearing Systems.

3.5	Availability of Individual Note Certificates

If the Issuer is required to deliver Individual Note Certificates pursuant to the terms of the Global Note Certificate, the Issuer shall promptly arrange for a stock of Individual Note Certificates (unauthenticated and with the names of the registered Holders left blank but executed on behalf of the Issuer and otherwise complete) to be made available to the Registrar. The Issuer shall also arrange for such Global Note Certificates and Individual Note Certificates as are required to enable the Registrar and the Replacement Agent to perform their respective obligations under Clause 4 (Exchanges of Global Note Certificates for Individual Note Certificates), Clause 5 (Transfers of Notes) and Clause 6 (Replacement Note Certificates) to be made available to or to the order of the Registrar and the Replacement Agent from time to time.

3.6	Authority to authenticate

Each of the Registrar and the Replacement Agent is authorised by the Issuer to authenticate the Global Note Certificate and the Individual Note Certificates by the signature of any of its officers or any other person duly authorised for the purpose by the Registrar or (as the case may be) the Replacement Agent.

3.7	Duties of the Registrar and the Replacement Agent

The Registrar and the Replacement Agent shall hold in safe keeping of all unauthenticated Global Note Certificates and Individual Note Certificates delivered to it in accordance with Clause 3.5 (Availability of Individual Note Certificates) and shall ensure that they are authenticated and delivered only in accordance with the terms hereof, of the Global Note Certificate (if applicable) and of the Conditions.

4.	EXCHANGES OF GLOBAL NOTE CERTIFICATE FOR INDIVIDUAL NOTE CERTIFICATES

If the Global Note Certificate becomes exchangeable for Individual Note Certificates in accordance with its terms, the Registrar shall authenticate and deliver to each person designated by a Clearing System an Individual Note Certificate in accordance with the terms of this Agreement and the Global Note Certificate.

5.	TRANSFERS OF NOTES

5.1	Maintenance of the Register

The Registrar shall maintain in relation to the Notes a register (the "Register"), which shall be kept at its Specified Office in accordance with the Conditions and be made available by the Registrar to the Issuer and the other Agents for inspection and for the taking of copies or extracts therefrom at all reasonable times. The Register shall show the aggregate principal amount, serial numbers and dates of issue of Note Certificates, the names and addresses of the initial Holders thereof and the dates of all transfers to, and the names and addresses of, all subsequent Holders thereof, all cancellations of Note Certificates and all replacements of Note Certificates.

5.2	Registration of transfers in the Register

The Registrar shall receive requests for the transfer of Notes in accordance with the Conditions and the Regulations and shall make the necessary entries in the Register.

5.3	Transfer Agent to receive requests for transfers of Notes

The Transfer Agent shall receive requests for the transfer of Notes in accordance with the Conditions and the Regulations and assist, if required, in the issue of new Note Certificates to give effect to such transfers and, in particular, upon any such request being duly made, shall promptly notify the Registrar of:

5.3.1	the aggregate principal amount of the Notes to be transferred;

5.3.2	the name(s) and addresses to be entered on the Register of the Holder(s) of the new Note Certificate(s) to be issued in order to give effect to such transfer; and

5.3.3	the place and manner of delivery of the new Note Certificate(s) to be delivered in respect of such transfer and shall forward the Note Certificate(s) relating to the Notes to be transferred (with the relevant form(s) of transfer duly completed) to the Registrar with such notification.

6.	REPLACEMENT NOTE CERTIFICATES

6.1	Delivery of Replacements

Subject to receipt of replacement Global Note Certificates and/or Individual Note Certificates (as the case may be), the Replacement Agent shall, upon and in accordance with the instructions of the Issuer (which instructions may, without limitation, include terms as to the payment of expenses and as to evidence, security and indemnity), complete, authenticate and deliver a Global Note Certificate or Individual Note Certificate which the Issuer has determined to issue as a replacement for any Global Note Certificate or Individual Note Certificate which has been mutilated or defaced or which has been or is alleged to have been destroyed, stolen or lost; provided, however, that the Replacement Agent shall not deliver any Global Note Certificate or Individual Note Certificate as a replacement for any Global Note Certificate or Individual Note Certificate which has been mutilated or defaced otherwise than against surrender of the same and shall not issue any replacement Global Note Certificate or Individual Note Certificate until the applicant has furnished the Replacement Agent with such evidence and indemnity as the Issuer and/or the Replacement Agent may reasonably require and has paid such costs and expenses as may be incurred in connection with such replacement.

6.2	Replacements to be Numbered

Each replacement Global Note Certificate or Individual Note Certificate delivered hereunder shall bear a unique serial number.

6.3	Cancellation and destruction

The Replacement Agent shall cancel and destroy each mutilated or defaced Global Note Certificate or Individual Note Certificate surrendered to it in respect of which a replacement has been delivered.

6.4	Notification

The Replacement Agent shall, upon request, notify the Issuer and the other Agents of the delivery by it of any replacement Global Note Certificate or Individual Note Certificate, specifying the serial number thereof and the serial number (if any and if known) of the Global Note Certificate or Individual Note Certificate which it replaces and confirming (if such is the case) that the Global Note Certificate or Individual Note Certificate which it replaces has been cancelled and destroyed.

7.	PAYMENTS TO THE FISCAL AGENT

7.1	Issuer to pay Fiscal Agent

In order to provide for the payment of principal and interest in respect of the Notes as the same becomes due and payable, the Issuer shall pay to the Fiscal Agent, on or before the day on which such payment becomes due, an amount equal to the amount of principal and/or (as the case may be) interest falling due in respect of the Notes on such date.

7.2	Manner of payment

Each amount payable under Clause 7.1 (Issuer to pay Fiscal Agent) shall be paid unconditionally by credit transfer in U.S.$ and in immediately available, freely transferable, cleared funds not later than 10.00 a.m. (Hong Kong time) on the relevant day to such account with such bank by RTGS in Hong Kong as the Fiscal Agent may from time to time by notice to the Issuer specify for such purpose. The Issuer shall, before 10.00 a.m. (Local Time) on the second Local Banking Day before the due date of each payment by it under Clause 7.1 (Issuer to pay Fiscal Agent), procure that the bank effecting payment for it confirms by tested telex or authenticated SWIFT message to the Fiscal Agent the payment instructions relating to such payment.

7.3	Exclusion of liens and interest

The Fiscal Agent shall be entitled to deal with each amount paid to it under this Clause 7 (Payments to the Fiscal Agent) in the same manner as other amounts paid to it as a banker by its customers; provided, however, that:

7.3.1	it shall not exercise against the Issuer any lien, right of set-off or similar claim in respect thereof; and

7.3.2	it shall not be liable to any person for interest thereon.

No monies held by any Paying Agent need be segregated except as required by law.

7.4	Application by Fiscal Agent

The Fiscal Agent shall apply each amount paid to it hereunder in accordance with Clause 8 (Payments to Noteholders) and shall not be obliged to repay any such amount unless the claim for the relevant payment becomes void under Condition 9 (Prescription), in which event it shall refund at the written request of the Issuer such portion of such amount as relates to such payment by paying the same by credit transfer in U.S.$ such account with such bank in New York City as the Issuer has by notice to the Fiscal Agent specified for the purpose.

7.5	Failure to confirm payment instructions

If the Fiscal Agent has not, by 12.00 noon (Local Time) on the second Local Banking Day before the due date of any payment to it under Clause 7.1 (Issuer to pay Fiscal Agent), received confirmation of the relevant payment instructions referred to in Clause 7.2 (Manner and time of payment), it shall forthwith notify the Issuer and the other Paying Agents. If the Fiscal Agent subsequently receives confirmation of such payment instructions, it shall forthwith notify the Issuer and the other Paying Agents.

8.	PAYMENTS TO NOTEHOLDERS

8.1	Payments by Paying Agents

Each Paying Agent acting through its Specified Office shall make payments of principal and interest in respect of Notes in accordance with the Conditions and, so long as the Notes are evidenced by the Global Note Certificate, the terms thereof; provided, however, that:

8.1.1	if any Global Note Certificate or Individual Note Certificate is presented or surrendered for payment to any Paying Agent and such Paying Agent has delivered a replacement therefor or has been notified that the same has been replaced, such Paying Agent shall forthwith notify, upon request, the Issuer of such presentation or surrender and shall not make payment against the same until it is so instructed by the Issuer and has received the amount to be so paid;

8.1.2	if for any reason the Agent considers in its sole discretion that the amounts to be received by it will be, or the amounts actually received by it are, insufficient to satisfy all claims in respect of all payments then falling due in respect of the Notes, no Paying Agent shall be obliged (but shall be entitled) to make such payments if:

(a)	in the case of the Fiscal Agent, it has not received the full amount of any payment due to it under Clause 7.1 (Issuer to pay Fiscal Agent); or

(b)	in the case of any other Paying Agent:

(i)	it has been notified in accordance with Clause 7.5 (Failure to confirm payment instructions) that confirmation of the relevant payment instructions has not been received, unless it is subsequently notified that confirmation of such payment instructions has been received; or

(ii)	it is not able to establish that the Fiscal Agent has received (whether or not at the due time) the full amount of any payment due to it under Clause 7.1 (Issuer to pay Fiscal Agent);

8.1.3	each Paying Agent shall cancel each Note Certificate against presentation and surrender of which it has made full payment and shall deliver each Note Certificate so cancelled by it to, or to the order of, the Registrar and in the case of full payment in respect of the Global Note Certificate the Registrar shall instruct the Common Safekeeper to destroy such Global Note Certificate; and

8.1.4	notwithstanding any other provision of this Agreement, each Paying Agent shall be entitled to make a deduction or withholding from any payment which it makes under this Agreement for or on account of any present or future taxes, duties, assessments or government charges if and to the extent so required by FATCA or applicable law, in which event such Paying Agent shall make such payment after such withholding or deduction has been made and shall account to the relevant authorities for the amount so withheld or deducted.

8.2	Exclusion of liens and commissions

No Paying Agent shall exercise any lien, right of set-off or similar claim against any person to whom it makes any payment under Clause 8.1 (Payments by Paying Agents) in respect thereof, nor shall any commission or expense be charged by it to any such person in respect thereof.

8.3	Reimbursement by Fiscal Agent

If a Paying Agent other than the Fiscal Agent makes any payment in accordance with Clause 8.1 (Payments by Paying Agents):

8.3.1	it shall notify the Fiscal Agent of the amount so paid by it and the serial number and principal amount of each Note Certificate in relation to which payment of principal or interest was made; and

8.3.2	subject to and to the extent of compliance by the Issuer with Clause 7.1 (Issuer to pay Fiscal Agent) (whether or not at the due time), the Fiscal Agent shall pay to such Paying Agent out of the funds received by it under Clause 7.1 (Issuer to pay Fiscal Agent), by credit transfer in U.S.$ and in immediately available, freely transferable, cleared funds to such account with such bank in New York City as such Paying Agent has by notice to the Fiscal Agent specified for the purpose, an amount equal to the amount so paid by such Paying Agent.

8.4	Appropriation by Fiscal Agent

If the Fiscal Agent makes any payment in accordance with Clause 8.1 (Payments by Paying Agents), it shall be entitled to appropriate for its own account out of the funds received by it under Clause 7.1 (Issuer to pay Fiscal Agent) an amount equal to the amount so paid by it.

8.5	Reimbursement by Issuer

If the Agent pays any amounts to the holders of Notes or to any other Paying Agent at a time when it has not received payment in full in respect of the relevant Notes (the excess of the amounts so paid over the amounts so received being the "Shortfall"), the Issuer will, in addition to paying amounts due, pay to the Agent on demand interest (at the rate per annum specified by the Paying Agent as reflecting its cost of funds for the time being in relation to the unpaid amount) on the Shortfall (or the unreimbursed portion thereof) until the receipt in full by the Agent of the Shortfall. For the avoidance of doubt, the Agent is not obliged to make any payment on the Notes, unless and until it has received the full amount of the payment according to the terms of this Agreement.

8.6	Interest

Interest shall accrue for the purpose of sub-clause 8.5.2 (Reimbursement by Issuer) (as well after as before judgment) on the basis of a year of 360 days and the actual number of days elapsed and at the rate per annum which is the aggregate of one per cent. per annum and the rate per annum specified by the Fiscal Agent as reflecting its cost of funds for the time being in relation to the unpaid amount.

8.7	Partial payments

If at any time and for any reason a Paying Agent makes a partial payment in respect of the Global Note Certificate or any Individual Note Certificate presented for payment to it, such Paying Agent shall enface thereon a statement indicating the amount and the date of such payment. In addition, if, on any due date for payment, less than the full amount of any principal or interest is paid in respect of the Notes, the Registrar will note on the Register a memorandum of the amount and date of any payment then made and, if the Global Note Certificate or any Individual Note Certificate is presented for payment in accordance with the Conditions and no payment is then made, the date of presentation of the Global Note Certificate or (as the case may be) such Individual Note Certificate.

9.	MISCELLANEOUS DUTIES OF THE AGENTS

9.1	Records

Each of the Agents shall maintain records of all documents received by it in connection with its duties hereunder and shall make such records available for inspection at all reasonable times by the Issuer and the other Agents and, in particular the Registrar shall (a) maintain a record of all Note Certificates delivered hereunder and of their redemption, payment, cancellation, mutilation, defacement, alleged destruction, theft, loss and replacement and (b) make such records available for inspection at all reasonable times by the Issuer and the other Agents, each stock exchange (if any) on which the Notes are then listed and each Clearing System.

9.2	The Agents shall make available to the Fiscal Agent and the Registrar such information as is reasonably required for the maintenance of the records referred to in Clause 9.1(Records).

9.3	Cancellation

The Issuer may from time to time deliver to, or to the order of, the Registrar Note Certificates of which it or any of its Subsidiaries is the Holder for cancellation, whereupon the Registrar shall cancel the same and shall make the corresponding entries in the Register.

9.4	Notes in issue

As soon as practicable (and in any event within three months) after each date on which Notes fall due for redemption, the Registrar shall notify the Issuer of the serial numbers and principal amount of any Note Certificates against surrender of which payment has been made and of the serial numbers and principal amount of any Note Certificates (and the names and addresses of the Holders thereof) which have not yet been surrendered for payment.

9.5	Forwarding of communications

Each Agent shall promptly forward to the Issuer a copy of any notice or communication addressed to the Issuer by any Noteholder which is received by such Agent.

9.6	Publication of notices

The Registrar shall upon and in accordance with the instructions of the Issuer received at least 10 days before the proposed publication date, arrange for the publication and delivery of any notice which is to be given to the Noteholders and shall supply a copy thereof to each other Agent, Euroclear, Clearstream, Luxembourg and, upon specific request by the Issuer and provision of the contact details thereof, to any stock exchange on which the Notes are listed.

9.7	Documents available for inspection

The Issuer shall provide to each Agent:

9.7.1	conformed copies of this Agreement and the Deed of Covenant;

9.7.2	if the provisions of Condition 5(b) (Redemption for tax reasons) become relevant in relation to the Notes, the documents contemplated under Condition 5(b) (Redemption for tax reasons); and

9.7.3	such other documents as may from time to time be required by the SEHK to be made available at the Specified Office of the Agent having its Specified Office.

Each of the Agents shall make available for inspection during normal business hours at its Specified Office the documents referred to above and, upon reasonable request, will allow copies of such documents to be taken.

9.8	Forms of Proxy and Block Voting Instructions

The Registrar shall, at the request of the Holder of any Note, make available uncompleted and unexecuted Forms of Proxy and issue Block Voting Instructions in a form and manner which comply with the provisions of Schedule 4 (Provisions for Meetings of the Noteholders) to this Agreement. The Registrar shall keep a full record of completed and executed Forms of Proxy received by it and will give to the Issuer, not less than 24 hours before the time appointed for any meeting or adjourned meeting, full particulars of duly completed Forms of Proxy received by it and of Block Voting Instructions issued by it in respect of such meeting or adjourned meeting.

9.9	Exercise of Change of Control Put Option

Each Agent shall make available to Noteholders, during the period specified in Condition 5(c) (Redemption for Change of Control) for the deposit of Change of Control Put Option Notices, forms of Change of Control Put Option Notice upon request during usual business hours at its Specified Office. Upon receipt by a Paying Agent of a duly completed Change of Control Put Option Notice and, in the case of a Change of Control Put Option Notice relating to Notes evidenced by a Individual Note Certificate, such Individual Note Certificate in accordance with Condition 5(c) (Redemption for Change of Control), such Paying Agent shall notify the Issuer and (in the case of the Paying Agent) the Fiscal Agent thereof indicating the principal amount of the Notes in respect of which the Change of Control Put Option is exercised and the serial number of the Note Certificate evidencing such Notes. Any such Paying Agent with which an Individual Note Certificate is deposited shall deliver a duly completed Change of Control Put Option Receipt to the depositing Noteholder and shall hold such Individual Note Certificate on behalf of the depositing Noteholder (but shall not, save as provided below or in the Conditions, release it) until the relevant Change of Control Put Date, when it shall present such Individual Note Certificate to itself for payment of the redemption moneys therefor and interest (if any) accrued to such date in accordance with the Conditions and Clause 8 (Payments to Noteholders) and pay such amounts in accordance with the directions of the Noteholder contained in the Change of Control Put Option Notice; provided, however, that if, prior to such Change of Control Put Date, the Notes evidenced by such Individual Note Certificate become immediately due and payable or upon due presentation of such Individual Note Certificate payment of such redemption moneys is improperly withheld or refused, the relevant Paying Agent shall, without prejudice to the exercise of the Change of Control Put Option, return such Note Certificate to the Noteholder by mailing such Note Certificate by uninsured post to, and at the risk of, the Noteholder at such address as may have been given by such Noteholder in the relevant Change of Control Put Option Notice. Any Paying Agent which receives a Change of Control Put Option Notice in respect of Notes represented by the Global Note Certificate shall make payment of the relevant redemption moneys and interest accrued to the Change of Control Put Date in accordance with the Conditions, Clause 8 (Payments to Noteholders) and the terms of the Global Note Certificate.

9.10	No other regulated activities

Nothing in this Agreement shall require the Agent to carry on an activity of the kind specified by any provision of Part 1 of Schedule 5 of the Securities and Futures Ordinance (Cap. 571) of the Laws of Hong Kong, or to lend money to the Issuer.

9.11	Agent not responsible for Issuer's listing obligations

Nothing in this Agreement shall require the Agent to assume an obligation of the Issuer arising under any provision of the listing, prospectus, disclosure or transparency rules (or equivalent rules of any other applicable competent authority).

9.12	Agent not responsible on Issuer’s default

In the case of any default by the Issuer, the Agent shall have no duty or responsibility in the performance of the Issuer’s obligations under the Conditions

9.13	Force Majeure

The liability of the Agent will not extend to any Liabilities arising through any acts, events or circumstances not reasonably within its control, or resulting from the general risks of investment in or the holding of assets in any jurisdiction, including, but not limited to, Liabilities arising from: nationalisation, expropriation or other governmental actions; any law, order or regulation of a governmental, supranational or regulatory body; regulation of the banking or securities industry including changes in market rules or practice, currency restrictions, devaluations or fluctuations; market conditions affecting the execution or settlement of transactions or the value of assets; breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; and strikes or industrial action.

9.14	Compliance

Notwithstanding any other provision of this Agreement, the Agent shall be entitled to take any action or to refuse to take any action which the Agent regards as necessary for the Agent to comply with any applicable law, regulation or fiscal requirement or FATCA, or the rules, operating procedures or market practice of any relevant stock exchange or other market or clearing system.

9.15	Information collection and sharing

The Issuer agrees to provide to the Agent, and consents to the collection and processing by the Agent of, any authorisations, waivers, forms, documentation and other information, relating to its status (or the status of its direct or indirect owners) or otherwise required to be reported, under FATCA ("FATCA Information"). The Issuer further consents to the disclosure, transfer and reporting of such FATCA Information to any relevant government or taxing authority, any member of the HSBC Group, any sub-contractors, agents, service providers or associates of the HSBC Group, and any person making payments to the Agent or a member of the HSBC Group including transfers to jurisdictions which do not have strict data protection or similar laws, to the extent that the Agent reasonably determines that such disclosure, transfer or reporting is necessary or warranted to facilitate compliance with FATCA. The Issuer agrees to inform the Agent promptly, and in any event, within 30 days in writing if there are any changes to the FATCA Information supplied to the Agent from time to time. The Issuer warrants that each person whose FATCA Information it provides (or has provided) to the Agent has been notified of and agreed to, and has been given such other information as may be necessary to permit, the collection, processing, disclosure, transfer and reporting of their information as set out in this paragraph. The obligations imposed on the Issuer under this Clause 9.15 are limited to the extent that the Issuer has the relevant information in its possession or control and that provision of the information to the Agent will not result in any breach of this Agreement, the Deed of Covenant, the Conditions, or any applicable law. For the purposes of this clause, the "HSBC Group" means HSBC Holdings plc, its subsidiaries and associated companies.

9.16	Witholding tax

If the Issuer or the Agent is, in respect of any payment in respect of the Notes, required to withhold or deduct any amount for or on account of any taxes, duties, assessments or governmental charges, the Issuer shall give written notice of that fact to the Agent as soon as the Issuer becomes aware of the requirement to make the withholding or deduction and shall give to the Agent such information as the Agent shall require to enable it to assess and comply with the requirement.

9.17	No additional liability or expense

The Agent shall not be under any obligation to take any action under this Agreement which it expects will result in any expense or liability accruing to it, the payment of which within a reasonable time is not, in its opinion, assured to it.

9.18	Illegality

In the event that the Agent should be uncertain as to its duties or rights hereunder or shall receive instructions, claims or demands from the Issuer, in its opinion, conflict with any of the provisions of this Agreement, it should be entitled to refrain from taking any action until it is directed in writing by a final order or judgment of a court of competent jurisdiction.

9.19	Assignment

The Issuer should not be able to assign/transfer unilaterally without the Agent’s prior agreement in writing.

9.20	Delegations

The Agent should be permitted to execute any of its powers or perform any of its duties through delegates, agents or attorneys. The Agent should not be liable for the acts of such delegates, agents or attorneys provided that the Agent exercises due care in selecting any such delegate, agent or attorney.

9.21	Instructions in writing

The Agent should not be obliged to act or omit to act in accordance with any instruction, direction or request delivered to it by the Issuer unless such instruction, direction or request is delivered to the Agent in writing.

10.	FEES AND EXPENSES

10.1	Fees

The Issuer shall pay to the Fiscal Agent for the account of the Agents such fees as have been agreed between the Issuer and the Fiscal Agent in respect of the services of the Agents hereunder (plus any applicable value added tax).

10.2	Front-end expenses

The Issuer shall on demand reimburse the Fiscal Agent for all expenses incurred by it in the negotiation, preparation and execution of this Agreement, and shall on demand reimburse each Agent for all expenses (including, without limitation, legal fees and any publication, advertising, communication, courier, postage and other out-of-pocket expenses) properly incurred in connection with its services hereunder (plus any applicable value added tax).

10.3	Taxes

The Issuer shall pay all stamp, registration and other taxes, duties, assessments or government charges (including any interest and penalties thereon or in connection therewith) which are payable upon or in connection with the execution, performance, enforcement and delivery of this Agreement, and the Issuer shall indemnify each Agent on demand against any claim, demand, action, liability, damages, cost, loss or expense (including, without limitation, legal fees and any applicable value added tax) which it incurs as a result or arising out of or in relation to any failure to pay or delay in paying any of the same or incurred in connection with the Issuer's obligation to withhold or deduct an amount on account of tax including, without limitation, FATCA. All payments by the Issuer under this Clause 10 (Fees and Expenses) or Clause 11.4 (Indemnity in favour of the Agents) shall be made free and clear of, and without withholding or deduction for, any taxes, duties, assessments or governmental charges of whatsoever nature imposed, levied, collected, withheld or assessed by the Cayman Islands, Hong Kong or any political subdivision or any authority thereof or therein having power to tax, unless such withholding or deduction is required by law. In that event, the Issuer shall pay such additional amounts as will result in the receipt by the relevant Agent of such amounts as would have been received by it if no such withholding or deduction had been required.

10.4	Fees not to be abated

The fees, commissions and expenses payable to the Agent for services rendered and the performance of its obligations under this Agreement shall not be abated by any remuneration or other amounts or profits receivable by the Agent (or to its knowledge by any of its associates) in connection with any transaction effected by the Agent with or for the Issuer.

11.	TERMS OF APPOINTMENT

11.1	Rights and powers

Each Agent shall, in connection with its services hereunder:

11.1.1	except as ordered by a court of competent jurisdiction or otherwise required by law and regardless of any notice of ownership, trust or any other interest therein, any writing on the Note Certificate relating to any Note by any person (other than a duly executed form of transfer), treat the registered Holder of any Note as its absolute owner for all purposes (whether or not it is overdue and notwithstanding any notice of ownership or writing on it or any notice of previous loss or theft of it) and make payments thereon accordingly;

11.1.2	assume that the terms of the Global Note Certificate and each Individual Note Certificate as issued are correct;

11.1.3	be protected and shall incur no liability for or in respect of any action taken, omitted or suffered in reliance upon any telephone, facsimile, e-mail communication, instruction or document which it believes to be genuine and is from a person purporting to be (and whom the Agent believes in good faith to be) the authorised representative of the Issuer, as sufficient instructions and authority of the Issuer for the Agent to act. The Agent shall be under no duty to inquire into or investigate the validity, accuracy or content of any such communication, instruction or document; and

11.1.4	engage and consult, at the expense of the Issuer, with any lawyers or other experts or other professional advisers selected by it whose advice or services it considers necessary and rely upon any advice so obtained (and such Agent and each of their respective directors, officers, employees and duly appointed agents shall be protected and shall not be liable in respect of any action taken, or permitted or omitted to be taken, or suffered to be taken, in accordance with such advice and in good faith).

11.2	Extent of duties

Each Agent shall only be obliged to perform the duties set out herein and no implied duties or obligations of any kind (including without limitation duties or obligations of a fiduciary or equitable nature) shall be read into this Agreement against the Agent. No Agent shall:

11.2.1	be under any fiduciary duty or other obligation towards or have any relationship of agency or trust for or with any person; or

11.2.2	be responsible for or liable in respect of the legality, validity or enforceability of the Notes or any Note Certificate or this Agreement or any act or omission of any other person (including, without limitation, any other Agent).

11.3	Freedom to transact

Any of the Agent, its officers, directors and employees may become the owner of, and/or acquire any interest in, any Notes with the same rights that it or he would have had if the Agent were not appointed under this Agreement, and may engage or be interested in any financial or other transaction with the Issuer, and may act on, or as depositary, trustee or agent for, any committee or body of holders of Note or other obligations of the Issuer, as freely as if the Agent were not appointed under this Agreement without regard to the interests of the Issuer and shall be entitled to retain and shall not in any way be liable to account for any profit made or share of brokerage or commission or remuneration or other amount or benefit received thereby or in connection therewith.

11.4	Indemnity in favour of the Agents

The Issuer hereby unconditionally and irrevocably covenants and undertakes to indemnify and hold harmless each Agent, its directors, officers, employees and agents (each an "indemnified party") in full at all times against any claim, demand, action, liability, damages, penalties, cost, loss or expense disbursements, and other liabilities whatsoever (the "Losses"), (including, without limitation, legal fees and any applicable value added tax) which may be incurred, suffered or brought against such indemnified party as a result or in connection with (a) their appointment or involvement hereunder or the exercise of any of their powers or duties hereunder or the taking of any acts in accordance with the terms of this Agreement or its usual practice; (b) this Agreement and any other Transaction documents, or (c) any instruction or other direction upon which the Agent may rely under this Agreement, as well as the costs and expenses incurred by an indemnified party of defending itself against or investigating any claim or liability with respect of the foregoing provided that this indemnity shall not apply in respect of an indemnified party to the extent but only to the extent that a court of competent jurisdiction determines that any such Losses incurred or suffered by or brought against such indemnified party arises directly from the fraud, wilful default or gross negligence of such indemnified party. The parties hereto acknowledge that the foregoing indemnities shall survive the resignation or removal of the Agent or the termination of this Agreement.

11.5	Consequential damages disclaimer

Notwithstanding any provision of this Agreement to the contrary, the Agents shall not in any event be liable under any circumstances for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to loss of business, goodwill, opportunity or profits), whether arising directly or indirectly and whether or not foreseeable, even if the Agents are actually aware of or have been advised of the likelihood of such loss or damage and regardless of whether the claim for loss or damage is made in negligence, for breach of contract or otherwise; the provisions of this Clause shall survive the termination or expiry of this Agreement or the resignation or removal of the Agent.

11.6	Exclusion of liability

The Agent will only be liable to the Issuer for losses, liabilities, costs, expenses and demands arising directly from the performance of its obligations under this Agreement suffered by or occasioned to the Issuer ("Liabilities") to the extent that the Agent has been grossly negligent, fraudulent or in wilful default in respect of its obligations under this Agreement. The Agent shall not otherwise be liable or responsible for any Liabilities or inconvenience which may result from anything done or omitted to be done by it in connection with this Agreement. For the avoidance of doubt the failure of the Agent to make a claim for payment of interest and principal on the Issuer, or to inform any other paying agent or clearing system of a failure on the part of the Issuer to meet any such claim or to make a payment by the stipulated date, shall not be deemed to constitute gross negligence, fraud or wilful default on the part of the Agent.

11.7	Anti-money laundering

The Agent may take and instruct any agent or delegate to take any action which it in its sole discretion considers appropriate so as to comply with any applicable law, regulation, request of a public or regulatory authority or any HSBC Group policy which relates to the prevention of fraud, money laundering, terrorism or other criminal activities or the provision of financial and other services to sanctioned persons or entities. Such action may include but is not limited to the interception and investigation of transactions on the depositor's accounts (particularly those involving the international transfer of funds) including the source of the intended recipient of fund paid into or out of the depositor's accounts. In certain circumstances, such action may delay or prevent the processing of the depositor's instructions, the settlement of transactions over the depositor's accounts or the Agent's performance of its obligations under this Agreement. Where possible, the Agent will endeavour to notify the depositor of the existence of such circumstances. Neither the Agent nor any agent or delegate will be liable for any loss (whether direct or consequential and including, without limitation, loss of profit or interest) caused in whole or in part by any actions which are taken by the Agent or any agent or delegate pursuant to this clause. For the purposes of this clause, the "HSBC Group" means HSBC Holdings plc, its subsidiaries and associated companies."

12.	CHANGES IN AGENTS

12.1	Resignation

Any Agent may resign its appointment upon not less than 30 days' notice to the Issuer (with a copy, in the case of an Agent other than the Fiscal Agent, to the Fiscal Agent); provided, however, that:

12.1.1	if such resignation would otherwise take effect less than 30 days before or after the maturity date or other date for redemption of the Notes or any interest payment date in relation to the Notes, it shall not take effect until the thirtieth day following such date; and

12.1.2	in the case of the Registrar, or the Fiscal Agent, such resignation shall not take effect until a successor has been duly appointed consistently with Clause 13.4 (Additional and successor agents) or Clause 12.5 (Agents may appoint successors) and notice of such appointment has been given to the Noteholders.

12.2	Revocation

The Issuer may revoke its appointment of any Agent by not less than 30 days' notice to such Agent (with a copy, in the case of an Agent other than the Fiscal Agent, to the Fiscal Agent; provided, however, that, in the case of the Registrar, or the Fiscal Agent, such revocation shall not take effect until a successor has been duly appointed consistently with Clause 12.4 (Additional and successor agents) or Clause 12.5 (Agents may appoint successors) and notice of such appointment has been given to the Noteholders.

12.3	Automatic termination

The appointment of any Agent shall terminate forthwith if (a) such Agent becomes incapable of acting, (b) a secured party takes possession, or a receiver, manager or other similar officer is appointed, of the whole or any part of the undertaking, assets and revenues of such Agent, (c) such Agent admits in writing its insolvency or inability to pay its debts as they fall due, (d) an administrator or liquidator of such Agent or the whole or any part of the undertaking, assets and revenues of such Agent is appointed (or application for any such appointment is made), (e) such Agent takes any action for a readjustment or deferment of any of its obligations or makes a general assignment or an arrangement or composition with or for the benefit of its creditors or declares a moratorium in respect of any of its indebtedness, (f) an order is made or an effective resolution is passed for the winding-up of such Agent or (g) any event occurs which has an analogous effect to any of the foregoing. If the appointment of the Registrar or Fiscal Agent is terminated in accordance with the preceding sentence, the Issuer shall forthwith appoint a successor in accordance with Clause 12.4 (Additional and successor agents).

12.4	Additional and successor agents

The Issuer may appoint a successor registrar, or fiscal agent and additional or successor Transfer Agent or paying agents and shall forthwith give notice of any such appointment to the continuing Agents, the Noteholders, whereupon the Issuer, the continuing Agents, and the additional or successor registrar, principal paying agent, transfer agent or paying agent shall acquire and become subject to the same rights and obligations between themselves as if they had entered into an agreement in the form mutatis mutandis of this Agreement.

12.5	Agents may appoint successors

If the Fiscal Agent gives notice of its resignation in accordance with Clause 12.1 (Resignation) and by the tenth day before the expiry of such notice a successor has not been duly appointed in accordance with Clause 12.4 (Additional and successor agents), the Registrar or (as the case may be) Fiscal Agent may itself, following such consultation with the Issuer as is practicable in the circumstances, appoint as its successor any reputable and experienced financial institution and give notice of such appointment to the Issuer, the remaining Agents and the Noteholders, whereupon the Issuer, the remaining Agents and such successor shall acquire and become subject to the same rights and obligations between themselves as if they had entered into an agreement in the form mutatis mutandis of this Agreement.

12.6	Release

Upon any resignation or revocation taking effect under Clause 12.1 (Resignation) or 12.2 (Revocation) or any termination taking effect under Clause 12.3 (Automatic termination), the relevant Agent shall:

12.6.1	be released and discharged from its obligations under this Agreement (save that it shall remain entitled to the benefit of and subject to Clause 10.3 (Taxes), Clause 11 (Terms of Appointment) and Clause 12 (Changes in Agents));

12.6.2	in the case of the Registrar, deliver to the Issuer and to its successor a copy, certified as true and up-to-date by an officer or authorised signatory of the Registrar, of the records maintained by it in accordance with Clause 5.1 (Maintenance of the Register); and

12.6.3	forthwith (upon payment to it of any amount due to it in accordance with Clause 10 (Fees and Expenses) or Clause 11.4 (Indemnity in favour of the Agents) transfer all moneys and papers (including any unissued Note Certificates held by it hereunder and any documents held by it pursuant to Clause 9.7 (Documents available for inspection)) to its successor and, upon appropriate notice, provide reasonable assistance to its successor for the discharge of its duties and responsibilities hereunder.

12.7	Merger

Any legal entity into which any Agent is merged or converted or any legal entity with which the Agent may be consolidated or any legal entity resulting from any merger or conversion or consolidation to which such Agent is a party, or any legal entity to which the Agent shall sell or otherwise transfer all or substantially all of its assets shall, on the date when the merger, conversion, consolidation or transfer becomes effective and to the extent permitted by applicable law, become the successor to such Agent without any further formality, whereupon the Issuer, the other Agents and such successor shall acquire and become subject to the same rights and obligations between themselves as if they had entered into an agreement in the form mutatis mutandis of this Agreement. Notice of any such merger or conversion or consolidation or transfer shall forthwith be given by such successor to the Issuer, the other Agents and the Noteholders.

12.8	Changes in Specified Offices

If any Agent decides to change its Specified Office (which may only be effected within the same city unless the prior written approval of the Issuer has been obtained), it shall give notice to the Issuer (with a copy to the other Agents) of the address of the new Specified Office stating the date on which such change is to take effect, which date shall be not less than 30 days after the date of such notice. The Issuer shall at its own expense not less than 14 days prior to the date on which such change is to take effect (unless the appointment of the relevant Agent is to terminate pursuant to any of the foregoing provisions of this Clause 12 (Changes in Agents) on or prior to the date of such change) give notice thereof to the Noteholders.

13.	NOTICES

13.1	Addresses for notices

All notices and communications hereunder shall be made in writing (by letter, or fax) and shall be sent as follows:

13.1.1	if to the Issuer, to it at:

FWD Limited

22/F, FWD Financial Centre

308 Des Voeux Road Central

Hong Kong

Fax:	[***]

Attention:	[***]

13.1.2	if to an Agent, to it at the address or fax number specified against its name in Schedule 8 (Specified Offices of the Agents) (or, in the case of an Agent not originally a party hereto, specified by notice to the parties hereto at the time of its appointment) for the attention of the person or department specified therein; or, in any case, to such other address or fax number or for the attention of such other person or department as the addressee has by prior notice to the sender specified for the purpose.

13.2	Effectiveness

Every notice or communication sent in accordance with Clause 13.1 (Addresses for notices) shall be effective, if sent by letter or fax, upon receipt by the addressee;

provided, however, that any such notice or communication which would otherwise take effect after 4.00 p.m. on any particular day shall not take effect until 10.00 a.m. on the immediately succeeding business day in the place of the addressee.

13.3	Notices to Noteholders

Any notice required to be given to Noteholders under this Agreement shall be given in accordance with the Conditions and at the expense of the Issuer; provided, however, that, so long as any Notes are represented by the Global Note Certificate, notices to Noteholders shall be given in accordance with the terms of the Global Note Certificate.

13.4	Notices in English

All notices and other communications hereunder shall be made in the English language or shall be accompanied by a certified English translation thereof. Any certified English translation delivered hereunder shall be certified a true and accurate translation by a professionally qualified translator or by some other person competent to do so.

14.	LAW AND JURISDICTION

14.1	Governing law

This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

14.2	English courts

The courts of England have exclusive jurisdiction to settle any dispute (a "Dispute"), arising out of or in connection with this Agreement (including a dispute relating to the existence, validity or termination of this Agreement or any non-contractual obligation arising out of or in connection with this Agreement ) or the consequences of its nullity.

14.3	Appropriate forum

The parties agree that the courts of England are the most appropriate and convenient courts to settle any Dispute and, accordingly, that they will not argue to the contrary.

14.4	Rights of the Agents to take proceedings outside England

Clause 14.2 (English courts) is for the benefit of the Agents only. As a result, nothing in this Clause 14 (Law and jurisdiction) prevents the Agents from taking proceedings relating to a Dispute ("Proceedings ") in any other courts with jurisdiction. To the extent allowed by law, the Agents may take concurrent Proceedings in any number of jurisdictions.

14.5	Service of process

The Issuer agrees that the documents which start any Proceedings and any other documents required to be served in relation to those Proceedings may be served on it by being delivered to Law Debenture Corporate Services Limited at Fifth Floor, 100 Wood Street, London EC2V 7EX, United Kingdom, or to such other person with an address in England or Wales and/or at such other address in England or Wales as the Issuer may specify by notice in writing to the Agents. Nothing in this paragraph shall affect the right of any Agent to serve process in any other manner permitted by law. This clause applies to Proceedings in England and to Proceedings elsewhere.

15.	RIGHTS OF THIRD PARTIES

A person who is not a party to this Agreement shall have no rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement, but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

16.	MODIFICATION

This Agreement may be amended by further agreement among the parties hereto and without the consent of the Noteholders.

17.	COUNTERPARTS

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original. Any party may enter into this Agreement by signing any such counterpart.

AS WITNESS the hands of the duly authorised representatives of the parties hereto the day and year first before written.

SCHEDULE 1

FORM OF GLOBAL NOTE CERTIFICATE

[THE NOTES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY SECURITIES LAW OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING THE NOTES REPRESENTED HEREBY, AGREES FOR THE BENEFIT OF THE ISSUER THAT THE NOTES REPRESENTED HEREBY MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS.]

ISIN: XS1106513762

FWD LIMITED

(incorporated with limited liability under the laws of the Cayman Islands)

U.S.$325,000,000

5.00 per cent. Notes due 2024

GLOBAL NOTE CERTIFICATE

1.	Introduction: This Global Note Certificate is issued in respect of the U.S.$325,000,000 5.00 per cent. notes due 2024 (the "Notes") of FWD Limited (the "Issuer"). The Notes are constituted by a deed of covenant dated 24 September 2014 (as amended or supplemented from time to time, the "Deed of Covenant") entered into by the Issuer and are the subject of an agency agreement dated 24 September 2014 (as amended or supplemented from time to time, the "Agency Agreement") and made between the Issuer, The Hongkong and Shanghai Banking Corporation Limited as registrar (the "Registrar", which expression includes any successor registrar appointed from time to time in connection with the Notes), The Hongkong and Shanghai Banking Corporation Limited as fiscal agent and the other paying agents and the transfer agent named therein.

2.	References to Conditions: Any reference herein to the "Conditions" is to the terms and conditions of the Notes attached hereto and any reference to a numbered "Condition" is to the correspondingly numbered provision thereof.

3.	Registered holder:

This is to certify that:

HSBC NOMINEES (HONG KONG) LIMITED

is the person registered in the register maintained by the Registrar in relation to the Notes (the "Register") as the duly registered holder (the "Holder") of

U.S.$325,000,000

(THREE HUNDRED AND TWENTY FIVE MILLION UNITED STATES DOLLARS)

in aggregate principal amount of Notes or such other principal amount as may from time to time be entered in the Register in accordance with the Agency Agreement and this Global Note Certificate.

4.	Promise to pay: The Issuer, for value received, hereby promises to pay such principal sum to the Holder on 24 September 2024 or on such earlier date or dates as the same may become payable in accordance with the Conditions, and to pay interest on such principal sum in arrear on the dates and at the rate specified in the Conditions, together with any additional amounts payable in accordance with the Conditions, all subject to and in accordance with the Conditions.

5.	Exchange for Individual Note Certificates: This Global Note Certificate will be exchanged in whole (but not in part) for duly authenticated and completed individual note certificates ("Individual Note Certificates") in substantially the form (subject to completion) set out in Schedule 2 (Form of Individual Note Certificate) to the Agency Agreement if any of the following events occurs:

(a)	Euroclear Bank S.A./N.V. ("Euroclear") or Clearstream Banking, société anonyme, Luxembourg ("Clearstream, Luxembourg") is closed for business for a continuous period of 14 days (other than by reason of legal holidays) or announces an intention permanently to cease business; or

(b)	any of the circumstances described in Condition 8 (Events of Default) occurs. Such exchange shall be effected in accordance with paragraph 7 (Delivery of Individual Note Certificates) below. The Issuer shall notify the Holder of the occurrence of any of the events specified in (a) and (b) as soon as practicable thereafter.

6.	Failure to deliver Individual Note Certificates or to pay: If

(a)	Individual Note Certificates have not been issued and delivered by 5.00 p.m. (London time) on the thirtieth day after the date on which the same are due to be issued and delivered in accordance with paragraph 7 (Delivery of Individual Note Certificates) below; or

(b)	any of the Notes evidenced by this Global Note Certificate has become due and payable in accordance with the Conditions or the date for final redemption of the Notes has occurred and, in either case, payment in full of the amount of principal falling due with all accrued interest thereon has not been made to the Holder on the due date for payment in accordance with the terms of this Global Note Certificate, then, at 5.00 pm (London time) on such thirtieth day (in the case of paragraph (a) above) or at 5.00 pm (London time) on such due date (in the case of paragraph (b) above) (in each case, the "Determination Date") the Accountholder shall acquire Direct Rights in accordance with the Deed of Covenant, without prejudice to the rights which the Holder may have hereunder and under the Deed of Covenant.

Terms defined in the Deed of Covenant shall have the same meanings when used in this paragraph 6.

7.	Delivery of Individual Note Certificates: Whenever this Global Note Certificate is to be exchanged for Individual Note Certificates, such Individual Note Certificates shall be issued in an aggregate principal amount equal to the principal amount of this Global Note Certificate within five business days of the delivery, by or on behalf of the Holder, Euroclear and/or Clearstream, Luxembourg, to the Registrar of such information as is required to complete and deliver such Individual Note Certificates (including, without limitation, the names and addresses of the persons in whose names the Individual Note Certificates are to be registered and the principal amount of each such person's holding) against the surrender of this Global Note Certificate at the Specified Office (as defined in the Conditions) of the Registrar. Such exchange shall be effected in accordance with the provisions of the Agency Agreement and the regulations concerning the transfer and registration of Notes scheduled thereto and, in particular, shall be effected without charge to any Holder, but against such indemnity as the Registrar may require in respect of any tax or other duty of whatsoever nature which may be levied or imposed in connection with such exchange. In this paragraph, "business day" means a day on which commercial banks are open for business (including dealings in foreign currencies) in the city in which the Registrar has its Specified Office.

8.	Payment Conditions:

(a)	Payment Business Day: In relation to payments made in respect of this Global Note Certificate, so long as this Global Note Certificate is held on behalf of Euroclear or Clearstream, Luxembourg or any other clearing system, the definition for "business day" in Condition 6(d) (Payments on business days) shall be amended and shall be any day which is a day on which banks are open for general business (including dealings in foreign currencies) in New York City and Hong Kong.

(b)	Payment Record Date: Each payment made in respect of this Global Note Certificate will be made to the person shown as the Holder in the Register at the close of business (in the relevant clearing system) on the Clearing System Business Day before the due date for such payment (the "Record Date") where "Clearing System Business Day" means a day on which each clearing system for which this Global Note Certificate is being held is open for business.

9.	Conditions apply: Save as otherwise provided herein, the Holder of this Global Note Certificate shall have the benefit of, and be subject to, the Conditions and, for the purposes of this Global Note Certificate, any reference in the Conditions to "Note Certificate" or "Note Certificates" shall, except where the context otherwise requires, be construed so as to include this Global Note Certificate.

10.	Exercise of Put Option: In order to exercise the option contained in Condition 5(c) (Redemption at the option of Noteholders) (the "Put Option"), the Holder must, within the period specified in the Conditions for the deposit of the relevant Note Certificate and put notice, give written notice of such exercise to any Paying Agent specifying the principal amount of Notes in respect of which the Put Option is being exercised. Any such notice shall be irrevocable and may not be withdrawn.

11.	Exercise of Call Option: In connection with an exercise of the option contained in Condition 5(d) (Redemption at the option of the Issuer), the Notes represented by this Global Note Certificate may be redeemed in whole, but not in part, at the Make Whole Redemption Price, together with interest accrued but unpaid to the date fixed for redemption, as specified in the Conditions and the Notes to be redeemed will not be selected as provided in the Conditions.

12.	Notices: Notwithstanding Condition 14 (Notices), so long as this Global Note Certificate is held on behalf of Euroclear, Clearstream, Luxembourg or any other clearing system (an "Alternative Clearing System"), notices to Holders of Notes represented by this Global Note Certificate may be given by delivery of the relevant notice to Euroclear, Clearstream, Luxembourg or (as the case may be) such Alternative Clearing System.

13.	Determination of entitlement: This Global Note Certificate is evidence of entitlement only and is not a document of title. Entitlements are determined by the Register and only the Holder is entitled to payment in respect of this Global Note Certificate.

14.	Authentication: This Global Note Certificate shall not be valid for any purpose until it has been authenticated for and on behalf of The Hongkong and Shanghai Banking Corporation Limited as registrar.

15.	Governing law: This Global Note Certificate and any non-contractual obligations arising out of or in connection with it are governed by English law.

AS WITNESS the manual or facsimile signature of a duly authorised person for and on behalf of the Issuer.

FWD LIMITED

By:
[manual or facsimile signature]
(duly authorised)

ISSUED on the issue date

AUTHENTICATED for and on behalf of

THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED

as registrar without recourse, warranty

or liability

By:
[manual signature]
(duly authorised)

FORM OF TRANSFER

FOR VALUE RECEIVED .............................................................................., being the registered holder of this Global Note Certificate, hereby transfers to.…………….................................................................................................................................................……………….......................…………………………….of...............…………...............................................................…….......................................................................................................................................................................................………………............................................................................................................................…………….....................................………………………………………………....,       U.S.      dollars ..................................... in principal amount of the U.S.$325,000,000 5.00 per cent. Notes due 2024 (the "Notes") of FWD Limited (the "Issuer") and irrevocably requests and authorises The Hongkong and Shanghai Banking Corporation Limited, in its capacity as registrar in relation to the Notes (or any successor to The Hongkong and Shanghai Banking Corporation Limited, in its capacity as such) to effect the relevant transfer by means of appropriate entries in the register kept by it.

Dated:

By:
(duly authorised)

Notes

The name of the person by or on whose behalf this form of transfer is signed must correspond with the name of the registered holder as it appears on the face of this Global Note Certificate.

(a)	A representative of such registered holder should state the capacity in which he signs, e.g. executor.

(b)	The signature of the person effecting a transfer shall conform to any list of duly authorised specimen signatures supplied by the registered holder or be certified by a recognised bank, notary public or in such other manner as the Registrar may require.

(c)	Any transfer of Notes shall be in an amount equal to U.S.$200,000 or an integral multiple of U.S.$1,000 in excess thereof.

[Attached to the Global Note Certificate:]

[Terms and Conditions as set out in the [      ] Schedule]

[At the foot of the Terms and Conditions:]

FISCAL AGENT, PAYING AND TRANSFER AGENT AND REGISTRAR

The Hongkong and Shanghai Banking Corporation Limited

30th Floor, HSBC Building

1 Queen’s Road Central

Hong Kong

SCHEDULE 2

FORM OF INDIVIDUAL NOTE CERTIFICATE

[THE NOTES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY SECURITIES LAW OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING THE NOTES REPRESENTED HEREBY, AGREES FOR THE BENEFIT OF THE ISSUER THAT THE NOTES REPRESENTED HEREBY MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS.]

Serial Number: ............

FWD LIMITED

(incorporated with limited liability under
the laws of the Cayman Islands)

U.S.$325,000,000

5.00 per cent. Notes due 2024

This Note Certificate is issued in respect of the U.S.$325,000,000 5.00 per cent. notes due 2024 (the "Notes") of FWD Limited (the "Issuer"). The Notes are constituted by a deed of covenant dated 24 September 2014 and are the subject of an agency agreement (as amended or supplemented from time to time, the "Agency Agreement") dated 24 September 2014 and made between the Issuer, The Hongkong and Shanghai Banking Corporation Limited as registrar (the "Registrar", which expression includes any successor registrar appointed from time to time in connection with the Notes), The Hongkong and Shanghai Banking Corporation Limited as fiscal agent and the other paying agents and the transfer agent named therein.

Any reference herein to the "Conditions" is to the terms and conditions of the Notes endorsed hereon and any reference to a numbered "Condition" is to the correspondingly numbered provision thereof.

This is to certify that:

………………………………….

of ………………………………….

………………………………….

is the person registered in the register maintained by the Registrar in relation to the Notes (the "Register ") as the duly registered holder or, if more than one person is so registered, the first-named of such persons (the "Holder") of:

U.S.$325,000,000

(THREE HUNDRED AND TWENTY FIVE MILLION UNITED STATES DOLLARS)

in aggregate principal amount of the Notes.

The Issuer, for value received, hereby promises to pay such principal sum to the Holder on 24 September 2024 or on such earlier date or dates as the same may become payable in accordance with the Conditions, and to pay interest on such principal sum in arrear on the dates and at the rate specified in the Conditions, together with any additional amounts payable in accordance with the Conditions, all subject to and in accordance with the Conditions.

This Note Certificate is evidence of entitlement only and is not a document of title. Entitlements are determined by the Register and only the Holder is entitled to payment in respect of this Note Certificate.

This Note Certificate shall not be valid for any purpose until it has been authenticated for and on behalf of The Hongkong and Shanghai Banking Corporation Limited as registrar.

AS WITNESS the manual or facsimile signature of a duly authorised person for and on behalf of the Issuer.

FWD LIMITED

By:	..........................................................
[manual or facsimile signature]
(duly authorised)

ISSUED as of [issue date]

AUTHENTICATED for and on behalf of

THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED

as registrar without recourse, warranty

or liability

By:	..........................................................
[manual signature]
(duly authorised)

FORM OF TRANSFER

FOR VALUE RECEIVED ..................................................., being the registered holder of this          Note          Certificate,          hereby          transfers to………….……................................................. ......................................................................... .....................................................................................................................................

of................................................................................................................................................... ....................................................................................................................................................................................................... U.S. dollars ..................................... in principal amount of the U.S.$325,000,000 5.00 per cent. Notes due 2024 (the "Notes") of FWD Limited (the "Issuer") and irrevocably requests and authorises The Hongkong and Shanghai Banking Corporation Limited, in its capacity as registrar in relation to the Notes (or any successor to The Hongkong and Shanghai Banking Corporation Limited, in its capacity as such) to effect the relevant transfer by means of appropriate entries in the register kept by it.

Dated:	..........................................................

By:	..........................................................
(duly authorised)

Notes

The name of the person by or on whose behalf this form of transfer is signed must correspond with the name of the registered holder as it appears on the face of this Note Certificate.

(a)	A representative of such registered holder should state the capacity in which he signs, e.g. executor.

(b)	The signature of the person effecting a transfer shall conform to any list of duly authorised specimen signatures supplied by the registered holder or be certified by a recognised bank, notary public or in such other manner as the Registrar may require.

(c)	Any transfer of Notes shall be in an amount equal to U.S.$200,000 or any integral multiple of U.S.$1,000 in excess thereof.

[Attached to each Note Certificate:]

[Terms and Conditions as set out in the [          ] Schedule]

[At the foot of the Terms and Conditions:]

FISCAL AGENT, PAYING AND TRANSFER AGENT AND REGISTRAR

The Hongkong and Shanghai Banking Corporation Limited

30th Floor, HSBC Building

1 Queen’s Road Central

Hong Kong

SCHEDULE 3

TERMS AND CONDITIONS OF THE NOTES

The following other than the words in italics is the text of the terms and conditions of the Notes which will appear on the reverse of each of the definitive certificates evidencing the Notes.

The U.S.$325,000,000 5.00 per cent. Notes due 2024 (the "Notes", which expression includes any further notes issued pursuant to Condition 13 (Further issues) and forming a single series therewith) of FWD Limited (the "Issuer") are constituted by a deed of covenant dated 24 September 2014 (as amended or supplemented from time to time, the "Deed of Covenant") entered into by the Issuer and are the subject of a fiscal agency agreement dated 24 September 2014 (as amended or supplemented from time to time, the "Fiscal Agency Agreement") between the Issuer, The Hongkong and Shanghai Banking Corporation Limited as registrar (the "Registrar", which expression includes any successor registrar appointed from time to time in connection with the Notes), The Hongkong and Shanghai Banking Corporation Limited as fiscal agent (the "Fiscal Agent", which expression includes any successor fiscal agent appointed from time to time in connection with the Notes), the transfer agents named therein (the "Transfer Agents", which expression includes any successor or additional transfer agents appointed from time to time in connection with the Notes) and the paying agents named therein (together with the Fiscal Agent, the "Paying Agents", which expression includes any successor or additional paying agents appointed from time to time in connection with the Notes). References herein to the "Agents" are to the Registrar, the Fiscal Agent, the Transfer Agents and the Paying Agents and any reference to an "Agent" is to any one of them. Certain provisions of these terms and conditions (the "Conditions") are summaries of the Fiscal Agency Agreement and the Deed of Covenant and subject to their detailed provisions. The Noteholders (as defined below) are bound by, and are deemed to have notice of, all the provisions of the Fiscal Agency Agreement and the Deed of Covenant applicable to them. Copies of the Fiscal Agency Agreement and the Deed of Covenant are available for inspection by Noteholders during normal business hours at the Specified Offices (as defined in the Fiscal Agency Agreement) of each of the Agents, the initial Specified Offices of which are set out below.

1.	Form, Denomination and Status

(a)	Form and denomination: The Notes are in registered form in the denomination of U.S.$200,000 and integral multiples of U.S.$1,000 in excess thereof (each, an "Authorised Denomination").

(b)	Status of the Notes: The Notes constitute direct, general, unconditional, unsubordinated and (subject to Condition 3 (Negative Pledge)) unsecured obligations of the Issuer which will at all times rank pari passu without any preference or priority among themselves and at least pari passu with all other present and future unsecured and unsubordinated obligations of the Issuer, save for such obligations as may be preferred by provisions of law that are both mandatory and of general application.

2.	Register, Title and Transfers

(a)	Register: The Registrar will maintain a register (the "Register") in respect of the Notes outside the United Kingdom in accordance with the provisions of the Fiscal Agency Agreement. In these Conditions, the "Holder" of a Note means the person in whose name such Note is for the time being registered in the Register (or, in the case of a joint holding, the first named thereof) and "Noteholder" shall be construed accordingly. A certificate (each, a "Note Certificate") will be issued to each Noteholder in respect of its registered holding. Each Note Certificate will be numbered serially with an identifying number which will be recorded in the Register.

(b)	Title: The Holder of each Note shall (except as otherwise required by law) be treated as the absolute owner of such Note for all purposes (whether or not it is overdue and regardless of any notice of ownership, trust or any other interest therein, any writing on the Note Certificate relating thereto (other than the endorsed form of transfer) or any notice of any previous loss or theft of such Note Certificate) and no person shall be liable for so treating such Holder. No person shall have any right to enforce any term or condition of the Notes under the Contracts (Rights of Third Parties) Act 1999.

(c)	Transfers: Subject to paragraphs (f) (Closed periods) and (g) (Regulations concerning transfers and registration) below, a Note may be transferred upon surrender of the relevant Note Certificate, with the endorsed form of transfer duly completed and signed by the Noteholder or his attorney duly authorised in writing, at the Specified Office of the Registrar or any Transfer Agent, together with such evidence as the Registrar or (as the case may be) such Transfer Agent may reasonably require to prove the title of the transferor and the authority of the individuals who have executed the form of transfer; provided, however, that a Note may not be transferred unless the principal amount of Notes transferred and (where not all of the Notes held by a Holder are being transferred) the principal amount of the balance of Notes not transferred are Authorised Denominations. Where not all the Notes represented by the surrendered Note Certificate are the subject of the transfer, a new Note Certificate in respect of the balance of the Notes will be issued to the transferor. No transfer of title to a Note will be valid unless and until entered on the Register.

(d)	Registration and delivery of Note Certificates: Within five business days of the surrender of a Note Certificate in accordance with paragraph (c) (Transfers) above, the Registrar will register the transfer in question and deliver a new Note Certificate of a like principal amount to the Notes transferred to each relevant Holder at its Specified Office or (as the case may be) the Specified Office of any Transfer Agent or (at the request and risk of any such relevant Holder) by uninsured first class mail (airmail if overseas) to the address specified for the purpose by such relevant Holder. In this paragraph, "business day" means a day on which commercial banks are open for general business (including dealings in foreign currencies) in the city where the Registrar or (as the case may be) the relevant Transfer Agent has its Specified Office.

(e)	No charge: The transfer of a Note will be effected without charge by or on behalf of the Issuer, the Registrar or any Transfer Agent but against such indemnity as the Registrar (or as the case may be) such Transfer Agent may require in respect of any tax or other duty of whatsoever nature which may be levied in connection with such transfer.

(f)	Closed periods: Noteholders may not require transfers of a Note to be registered:

(i)	during the period of 15 calendar days ending on the due date for any payment of principal or interest in respect of the Notes;

(ii)	during the period of 15 calendar days ending on any date on which Notes may be called for redemption by the Issuer at its option pursuant to Condition 5(b) (Redemption for tax reasons) or Condition 5(d) (Redemption at the option of the Issuer); and

(iii)	after a Put Exercise Notice has been delivered in respect of the relevant Note(s) in accordance with Condition 5(c) (Redemption for Change of Control Trigger Event).

(g)	Regulations concerning transfers and registration: All transfers of Notes and entries on the Register are subject to the detailed regulations concerning the transfer of Notes scheduled to the Fiscal Agency Agreement. The regulations may be changed by the Issuer with the prior written approval of the Fiscal Agent and the Registrar. A copy of the current regulations will be mailed (free of charge to the Holder and at the Issuer's expense) by the Registrar to any Noteholder who requests in writing a copy of such regulations.

3.	Undertakings

(a)	Negative Pledge: So long as any Note remains outstanding (as defined in the Fiscal Agency Agreement), the Issuer shall not, and the Issuer shall procure that none of its Principal Subsidiaries will, create or permit to subsist any Security Interest, other than a Permitted Security Interest, upon the whole or any part of its present or future undertakings, assets or revenues (including uncalled capital) to secure any Relevant Indebtedness or Guarantee of Relevant Indebtedness without (a) at the same time or prior thereto securing the Notes equally and rateably therewith or (b) providing such other security for the Notes as may be approved by an Extraordinary Resolution (as defined in the Agency Agreement) of Noteholders.

In these Conditions:

"Guarantee" means, in relation to any Indebtedness of any Person, any obligation of another Person to pay such Indebtedness including (without limitation):

(i)	any obligation to purchase such Indebtedness;

(ii)	any obligation to lend money, to purchase or subscribe shares or other securities or to purchase assets or services in order to provide funds for the payment of such Indebtedness;

(iii)	any indemnity against the consequences of a default in the payment of such Indebtedness; and

(iv)	any other agreement to be responsible for such Indebtedness;

“Indebtedness" means any indebtedness of any Person for money borrowed or raised including (without limitation) any indebtedness for or in respect of:

(i)	amounts raised by acceptance under any acceptance credit facility;

(ii)	amounts raised under any note purchase facility;

(iii)	the amount of any liability in respect of leases or hire purchase contracts which would, in accordance with applicable law and generally accepted accounting principles, be treated as finance or capital leases;

(iv)	the amount of any liability in respect of any purchase price for assets or services the payment of which is deferred for a period in excess of 60 days; and

(v)	amounts raised under any other transaction (including, without limitation, any forward sale or purchase agreement) having the commercial effect of a borrowing;

“Permitted Security Interest" means (i) any Security Interest over any assets (or related documents of title) purchased by the Issuer or any Principal Subsidiary as security for all or part of the purchase price of such assets and any substitute Security Interest created on those assets in connection with the refinancing (together with interest, fees and other charges attributable to such refinancing) of the indebtedness secured on those assets; and (ii) any Security Interest over any assets (or related documents of title) purchased by the Issuer or any Principal Subsidiary subject to such Security Interest and any substitute Security Interest created on those assets in connection with the refinancing (together with interest, fees and other charges attributable to such refinancing) of the indebtedness secured on those assets, provided, however, that (A) any such Security shall be confined to the property or assets purchased, (B) the principal amount of the debt encumbered by such Security Interest shall not exceed the cost of the purchase or development of such assets or any improvements thereto (including any construction, repair or alteration) or thereon; and (C) any such Security Interest shall be created concurrently with or within six months following the purchase of such assets;

“Person" means any individual, company, corporation, firm, partnership, joint venture, association, organisation, state or agency of a state or other entity, whether or not having separate legal personality;

“Principal Subsidiary" means a Subsidiary of the Issuer:

(i)	as to which one or more of the following conditions is satisfied:

(A)	its net profit or (in the case of a Subsidiary of the Issuer which has Subsidiaries) consolidated net profit attributable to the Issuer (in each case before taxation and exceptional items) is at least 5 per cent. of the consolidated net profit of the Issuer and its Subsidiaries (before taxation and exceptional items), but in each case after deducting minority interests in Subsidiaries; or

(B)	its net assets or (in the case of a Subsidiary of the Issuer which has Subsidiaries) consolidated net assets attributable to the Issuer (in each case after deducting minority interests in Subsidiaries) are at least 5 per cent. of the consolidated net assets (after deducting minority interests in Subsidiaries) of the Issuer and its Subsidiaries; or

(C)	its gross revenue or (in the case of a Subsidiary of the Issuer which has Subsidiaries) consolidated gross revenue attributable to the Issuer is at least 5 per cent. of the consolidated gross revenue of the Issuer and its Subsidiaries, all as calculated by reference to the then latest audited financial statements (consolidated or, as the case may be, unconsolidated) of the Subsidiary of the Issuer and the then latest audited financial statements of the Issuer provided that: (A) in the case of a Subsidiary of the Issuer acquired after the end of the financial period to which the then latest relevant audited accounts relate, the reference to the then latest audited accounts for the purposes of the calculation above shall, until audited accounts for the financial period in which the acquisition is made are published, be deemed to be a reference to the accounts adjusted to consolidate the latest audited accounts of the Subsidiary in the accounts; (B) if, in the case of a Subsidiary of the Issuer which itself has one or more Subsidiaries, no consolidated accounts are prepared and audited, its consolidated net assets, consolidated net profits and consolidated revenue shall be determined on the basis of pro forma consolidated accounts of the relevant Subsidiary and its Subsidiaries prepared for this purpose by the Issuer; (C) if the accounts of a Subsidiary of the Issuer (not being a Subsidiary referred to in (A) above) are not consolidated with those of the Issuer then the determination of whether or not the Subsidiary of the Issuer is a Principal Subsidiary shall, if the Issuer requires, be based on a pro forma consolidation of its accounts (consolidated, if appropriate) with the consolidated accounts of the Issuer and its Subsidiaries; or

(ii)	to which is transferred all or substantially all of the assets of a Subsidiary of the Issuer which immediately prior to the transfer was a Principal Subsidiary, provided that, with effect from such transfer, the Subsidiary which so transfers its assets and undertakings shall cease to be a Principal Subsidiary (but without prejudice to paragraph (a) above) and the Subsidiary of the Issuer to which the assets are so transferred shall become a Principal Subsidiary, and where a certificate of the auditors of the Issuer as to whether or not a Subsidiary is a Principal Subsidiary shall be conclusive and binding on all parties in the absence of manifest error;

"Relevant Indebtedness" means any Indebtedness which is in the form of or represented by any bond, note, debenture, debenture stock, loan stock, certificate or other instrument which is, or is capable of being, listed, quoted or traded on any stock exchange or in any securities market (including, without limitation, any over-the-counter market);

"Security Interest" means any mortgage, charge, pledge, lien or other security interest including, without limitation, anything analogous to any of the foregoing under the laws of any jurisdiction; and

"Subsidiary" means, in relation to any Person (the "first Person") at any particular time, any other Person (the "second Person"):

(i)	whose affairs and policies the first Person controls or has the power to control, whether by ownership of share capital, contract, the power to appoint or remove members of the governing body of the second Person or otherwise; or

(ii)	whose financial statements are, in accordance with applicable law and generally accepted accounting principles, consolidated with those of the first Person.

(b)	Information Undertaking: So long as any Note remains outstanding, the Issuer shall upload to its public website and provide to the Fiscal Agent to make available to the Holders (A) its audited annual consolidated financial statements within forty five (45) days of the date on which the board of directors of the Issuer approves the financial statements for the end of the fiscal year to which they relate; and (B) its unaudited semi-annual consolidated financial statements within forty five (45) days of the date on which the board of directors of the Issuer approves the unaudited semi-annual consolidatesd financial statements from the end of the fiscal period to which they relate.

4.	Interest

The Notes bear interest from 24 September 2014 (the " Issue Date") at the rate of 5.00 per cent, per annum, (the "Rate of Interest") payable semi-annually in arrears on 24 March and 24 September in each year (each, an "Interest Payment Date"), subject as provided in Condition 6 (Payments).

Each Note will cease to bear interest from the due date for redemption unless, upon due presentation, payment of principal is improperly withheld or refused, in which case it will continue to bear interest at such rate (both before and after judgment) until whichever is the earlier of (a) the day on which all sums due in respect of such Note up to that day are received by or on behalf of the relevant Noteholder and (b) the day which is seven days after the Fiscal Agent has notified the Noteholders that it has received all sums due in respect of the Notes up to such seventh day (except to the extent that there is any subsequent default in payment to the relevant Noteholder under these Conditions).

The amount of interest payable on each Interest Payment Date shall be U.S.$5,000 in respect of each Note of U.S.$200,000 denomination and U.S.$25 in respect of each Note of U.S.$1,000 denomination. If interest is required to be paid in respect of a Note on any other date, it shall be calculated by applying the Rate of Interest to the Calculation Amount, multiplying the product by the relevant Day Count Fraction, rounding the resulting figure to the nearest cent (half a cent being rounded upwards) and multiplying such rounded figure by a fraction equal to the Authorised Denomination of such Note divided by the Calculation Amount, where:

"Calculation Amount" means U.S.$1,000; and

"Day Count Fraction" means, in respect of any period, the number of days in the relevant period divided by 360 calculated on a formula basis as follows:

where:

"Y1" is the year, expressed as a number, in which the first day of the Calculation Period falls;

"Y2" is the year, expressed as a number, in which the day immediately following the last day included in the Calculation Period falls;

"M1" is the calendar month, expressed as a number, in which the first day of the Calculation Period falls;

"M2" is the calendar month, expressed as number, in which the day immediately following the last day included in the Calculation Period falls;

"D1" is the first calendar day, expressed as a number, of the Calculation Period, unless such number would be 31, in which case D1 will be 30; and

"D2" is the calendar day, expressed as a number, immediately following the last day included in the Calculation Period, unless such number would be 31 and D1 is greater than 29, in which case D2 will be 30".

5.	Redemption and Purchase

(a)	Scheduled redemption: Unless previously redeemed, or purchased and cancelled in accordance with the Conditions, the Notes will be redeemed at their principal amount on 24 September 2024 (the "Maturity Date"), subject as provided in Condition 6 (Payments).

(b)	Redemption for tax reasons: The Notes may be may be redeemed at the option of the Issuer in whole, but not in part, at any time, on giving not less than 30 nor more than 60 days' notice to the Noteholders (which notice shall be irrevocable) at their principal amount, together with interest accrued to the date fixed for redemption, if:

(i)	the Issuer has or will become obliged to pay Additional Amounts as provided or referred to in Condition 7 (Taxation) as a result of any change in, or amendment to, the laws or regulations of the Cayman Islands, Hong Kong or any political subdivision or any authority thereof or therein having power to tax, or any change in the application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after 17 September 2014; and

(ii)	such obligation cannot be avoided by the Issuer taking reasonable measures available to it;

provided, however, that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Issuer would be obliged to pay such additional amounts if a payment in respect of the Notes were then due.

Prior to the publication of any notice of redemption pursuant to this paragraph, the Issuer shall deliver to the Fiscal Agent:

(i)	a certificate signed by two directors of the Issuer stating that the circumstances referred to in (b)(i) and (b)(ii) above prevail and setting out the details of such circumstances (a "Certificate"); and

(ii)	an opinion of independent legal advisers of recognised standing to the effect that the Issuer has or will become obliged to pay Additional Amounts as a result of such change or amendment (an "Opinion").

Upon the expiry of any such notice as is referred to in this Condition 5(b), the Issuer shall be bound to redeem the Notes in accordance with this Condition 5(b).

(c)	Redemption for Change of Control: Following the occurrence of a Change of Control, the Issuer shall give notice to Holders and the Fiscal Agent in accordance with Condition 14 (Notices) by not later than 14 days following the first day on which it becomes aware of the occurrence of a Change of Control, which notice shall specify the procedure for exercise by holders of their rights to require redemption of the Notes pursuant to this Condition 5(c) (Redemption for Change of Control), and the Holder of any Note will have the right at any time following the occurrence of a Change of Control, at such Holder's option, to require the Issuer to redeem all but not some only of that Holder's Notes on the Change of Control Put Date at 101 per cent., of its principal amount, together with accrued interest up to, but excluding the Change of Control Put Date. To exercise such right, the Holder of the relevant Note must deposit at the Specified Office of any Paying Agent a duly completed and signed notice of redemption, in the form for the time being current, obtainable from the Specified Office of any Paying Agent (a "Put Exercise Notice"), together with the Note Certificates evidencing the Notes to be redeemed by not later than 30 days following a Change of Control, or, if later, 30 days following the date upon which notice thereof is given to Noteholders by the Issuer in accordance with Condition 14 (Notices). The "Change of Control Put Date" shall be the 14th day after the expiry of such period of 30 days as referred to above.

A Put Exercise Notice, once delivered, shall be irrevocable and the Issuer shall redeem the Notes subject to the Put Exercise Notices delivered as aforesaid.

In this Condition on 5(c) (Redemption for Change of Control):

“Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person;

a "Change of Control" occurs when:

(a)	Mr. Richard Li ceases to Control the Issuer;

(b)	any Person or Persons, other than Mr. Richard Li, acting together acquires Control of the Issuer; or

(c)	the Issuer consolidates with or merges into or sells or transfers all or substantially all of its assets to any other Person, unless the consolidation, merger, sale or transfer will not result in the other Person or Persons acquiring Control over the Issuer or the successor entity; and

"Control" means the acquisition or control of more than 50 per cent, of the voting rights of the issued share capital of the Issuer or the right to appoint and/or remove all or the majority of the members of the Issuer's board of directors or other governing body, whether held or obtained directly or indirectly, and whether held or obtained by ownership of share capital, the possession of voting rights, contract or otherwise and the terms "Controlling" and "Controlled" shall have meanings correlative to the foregoing.

(d)	Redemption at the option of the Issuer: The Issuer may, at any time, on giving not less than 15 days' nor more than 30 days' notice to the Holders, the Registrar and the Fiscal Agent (which shall be irrevocable), redeem the Notes in whole, but not in part, at their Make Whole Redemption Price, together with interest accrued but unpaid to the date fixed for redemption.

      For the purpose of this Condition 5(d) (Redemption at the option of the Issuer):

"business day" means any day on which banks are open for general business (including dealings in foreign currencies) in Hong Kong and New York City;

"Comparable Treasury Issue" means the United States Treasury selected by the Determination Agent as having a maturity comparable to the remaining term of the Notes from the relevant date fixed for redemption to the Maturity Date, that would be utilised, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a maturity most nearly equal to the Maturity Date;

"Comparable Treasury Price" means, with respect to any redemption date, the average of three, or such lesser number as is obtained by the Determination Agent, Reference Treasury Dealer Quotations for the relevant date fixed for redemption of the Notes;

"Determination Agent " means an independent investment bank of international repute, appointed by the Issuer (and notice thereof is given to Holders of the Notes and the Fiscal Agent by the Issuer in accordance with Condition 14 (Notices)) for the purposes of performing any of the functions expressed to be performed by it under these Conditions;

"Interest Period" means each period from, and including, the Issue Date or an Interest Payment Date to, but excluding, the immediately following Interest Payment Date or, as the case may be, the Maturity Date;

"Make Whole Redemption Price" means in respect of each Note, (a) the principal amount of such Note or, if this is higher (b) the amount equal to the sum of the present value of the principal amount of such Note, together with the present values of the interest payable for the relevant Interest Periods from the relevant date fixed for redemption to the Maturity Date, in each case, discounted to such redemption date on a semi-annual compounded basis at the adjusted US Treasury Rate plus 0.50 per cent., all as determined by the Determination Agent;

"Reference Treasury Dealer" means each of the three nationally recognised investment banking firms selected by the Determination Agent that are primary US Government securities dealers;

"Reference Treasury Dealer Quotations" means with respect to each Reference Treasury Dealer and any date fixed for redemption of the Notes, the average, as determined by the Determination Agent, of the bid and asked prices for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, quoted in writing to the Determination Agent by such Reference Treasury Dealer at 5:00 p.m., New York City time on the third business day immediately preceding such due date for redemption; and

"U.S. Treasury Rate" means either (a) the rate per annum equal to the yield, that represents the average for the week immediately preceding that in which the third business day prior to the relevant date fixed for redemption falls, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication that is published weekly by the Board of Governors of the Federal Reserve System and that establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities" for the maturity corresponding to the Comparable Treasury Issue provided that (a) if no maturity appears that is within three months before or after the Maturity Date, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the US Treasury Rate shall be interpolated or extrapolated from such yields on a straight- line basis, and (b) if such release (or any successor release) is not published during the week preceding that in which the third business day prior to the relevant date falls or such release (or successor release) does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for the relevant date fixed for redemption, in each case calculated on the third business day immediately preceding the relevant date fixed for redemption.

Any reference in these Conditions to principal and/or interest shall be deemed to include any Make Whole Redemption Price which may be payable under this Condition 5(d) (Redemption at the option of the Issuer).

(e)	Notice of Redemption: All Notes in respect of which any notice of redemption is given under this Condition 5 (Redemption and Purchase) shall be redeemed on the date specified in such notice in accordance with this Condition 5 (Redemption and Purchase). If there is more than one notice of redemption given in respect of any Note (which shall include any notice given by the Issuer pursuant to Condition 5(b) (Redemption for tax reasons), 5(d) (Redemption at the option of the Issuer) or any Put Exercise Notice given by a Noteholder pursuant to Condition 5(c) (Redemption for Change of Control Trigger Event)) the notice given first in time shall prevail and in the event of two notices being given on the same date, the first to be given.

(f)	No other redemption: The Issuer shall not be entitled to redeem the Notes otherwise than as provided in paragraphs (a) (Scheduled redemption) to (d) (Redemption at the option of the Issuer) above.

(g)	Purchase: The Issuer or any of its Subsidiaries may at any time purchase Notes in the open market or otherwise and at any price.

(h)	Cancellation: All Notes so redeemed or purchased by the Issuer or any of its Subsidiaries shall be cancelled and may not be reissued or resold.

6.	Payments

(a)	Principal: Payments of principal shall be made by U.S. dollar cheque drawn on, or, upon application by a Holder of a Note to the Specified Office of the Fiscal Agent not later than the fifteenth day before the due date for any such payment, by transfer to a U.S. dollar account maintained by the payee with, a bank in New York City and (in the case of redemption) upon surrender (or, in the case of part payment only, endorsement) of the relevant Note Certificates at the Specified Office of any Paying Agent.

(b)	Interest: Payments of interest shall be made by U.S. dollar cheque drawn on, or upon application by a Holder of a Note to the Specified Office of the Fiscal Agent not later than the fifteenth day before the due date for any such payment, by transfer to a U.S. dollar account maintained by the payee with, a bank in New York City and (in the case of interest payable on redemption) upon surrender (or, in the case of part payment only, endorsement) of the relevant Note Certificates at the Specified Office of any Paying Agent.

(c)	Payments subject to fiscal laws and other laws: Payments will be subject in all cases to (i) any fiscal or other laws and regulations applicable thereto in the place of payment, but without prejudice to the provisions of Condition 7 (Taxation) and (ii) any withholding or deduction required pursuant to an agreement described in Section 1471(b) of the U.S. Internal Revenue Code of 1986 (the "Code") or otherwise imposed pursuant to Sections 1471 through 1474 of the Code, any regulations or agreements thereunder, any official interpretations thereof, or (without prejudice to the provisions of Condition 7 (Taxation)) any law implementing an intergovernmental approach thereto.

(d)	Payments on business days: Where payment is to be made by transfer to a U.S. dollar account, payment instructions (for value the due date, or, if the due date is not a business day, for value the next succeeding business day) will be initiated and, where payment is to be made by U.S. dollar cheque, the cheque will be mailed (at the risk and, if mailed at the request of the Noteholder otherwise than by ordinary mail, expense of the Noteholder) (i) (in the case of payments of principal and interest payable on redemption) on the later of the due date for payment and the day on which the relevant Note Certificate is surrendered (or, in the case of part payment only, endorsed) at the Specified Office of a Paying Agent and (ii) (in the case of payments of interest payable other than on redemption) on the due date for payment. A Holder of a Note shall not be entitled to any interest or other payment in respect of any delay in payment resulting from (A) the due date for a payment not being a business day or (B) a cheque mailed in accordance with this Condition 6 (Payments) arriving after the due date for payment or being lost in the mail. In this paragraph, "business day" means any day on which banks are open for general business (including dealings in foreign currencies) in New York City and Hong Kong and, in the case of surrender (or, in the case of part payment only, endorsement) of a Note Certificate, in the place in which the Note Certificate is surrendered (or, as the case may be, endorsed).

(e)	Partial payments: If a Paying Agent makes a partial payment in respect of any Note, the Issuer shall procure that the amount and date of such payment are noted on the Register and, in the case of partial payment upon presentation of a Note Certificate, that a statement indicating the amount and the date of such payment is endorsed on the relevant Note Certificate.

(f)	Record date: Each payment in respect of a Note will be made to the person shown as the Holder in the Register at the opening of business in the place of the Registrar's Specified Office on the fifteenth day before the due date for such payment (the "Record Date"). Where payment in respect of a Note is to be made by cheque, the cheque will be mailed (at the risk and, if mailed at the request of the Noteholder otherwise than by ordinary mail, at the expense of such Noteholder) to the address shown as the address of the Holder in the Register at the opening of business on the relevant Record Date.

7.	Taxation

All payments of principal and interest in respect of the Notes by or on behalf of the Issuer shall be made free and clear of, and without withholding or deduction for or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or on behalf of the Cayman Islands and Hong Kong or any political subdivision thereof or any authority therein or thereof having power to tax ("Taxes"), unless the withholding or deduction of such Taxes is required by law or the interpretation or administration thereof. In that event the Issuer shall pay such additional amounts ("Additional Amounts") as will result in receipt by the Noteholders of such amounts after such withholding or deduction as would have been received by them had no such withholding or deduction been required, except that no such additional amounts shall be payable:

(a)	in respect of any such Taxes that would not have been imposed, deducted or withheld but for the existence of any connection between the Holder or beneficial owner of a Note, as the case may be, and the Cayman Islands or Hong Kong or any political subdivision or any authority thereof or therein or any territory or possession thereof or area subject to its jurisdiction, as the case may be, otherwise than merely holding such Note or receiving principal or interest in respect thereof;

(b)	in respect of any Note presented for payment (where presentation is required) more than 30 days after the relevant date, except to the extent that the Holder thereof would have been entitled to such Additional Amounts on presenting the same for payment on the last day of such 30-day period;

(c)	in respect of any such Taxes withheld or deducted from any payment under or with respect to any Note: (i) where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to European Council Directive 2003/48/EC on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such Directive or (ii) presented for payment by or on behalf of a Holder who would have been able to avoid such withholding or deduction by presenting the relevant Note to another paying agent in a Member State of the European Union;

(d)	in respect of any such Taxes payable otherwise than by deduction or withholding from payments under or with respect to any Note;

(e)	in respect of any such Taxes that would not have been so imposed, deducted or withheld if the Holder or beneficial owner of a Note or the beneficial owner of any payment on such Note had:

(i)	made a declaration of non-residence or any other claim or filing for exemption to which it is entitled; or

(ii)	complied with any certification, identification, information, documentation or other reporting requirement concerning the nationality, residence, identity or connection with the Cayman Islands or Hong Kong of such Holder or beneficial owner of such Note, provided that such declaration of non-residence or other claim or filing for exemption or such compliance is required by the applicable law of the Cayman Islands or Hong Kong as a precondition to exemption from, or reduction in the rate of the imposition, deduction or withholding of, such Taxes; and at least 30 days prior to the first payment date with respect to which such declaration of non-residence or other claim or filing for exemption or such compliance is required under the applicable law of the Cayman Islands or Hong Kong, the Holder of such Note at that time has been notified by the Issuer or any other person through whom payment may be made that a declaration of non-residence or other claim or filing for exemption or such compliance is required to be made;

(f)	in respect of any payment under or with respect to a Note to any Holder that is a fiduciary or partnership or any person other than the sole beneficial owner of such Note, to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such a partnership or the beneficial owner of such Note would not have been entitled to such Additional Amounts had such beneficiary, settlor, member or beneficial owner been the actual Holder of such Note;

(g)	in respect of any estate, inheritance, gift, sales, excise, transfer or personal property tax or similar tax, assessment or governmental charge; or

(h)	any combination of items (a) through (g) above.

The "relevant date" in relation to any Note means (i) the due date for payment thereof and (ii) if the full amount payable on such due date has not been received in New York City or Hong Kong by the Fiscal Agent on or prior to such due date, the first date on which such full amount has been so received and notice to that effect has been given to the Holders.

Any reference in these Conditions to the payment of principal or interest in respect of any Note shall be deemed to include the payment of Additional Amounts provided for herein to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant hereto.

If the Issuer becomes subject at any time to any taxing jurisdiction other than the Cayman Islands or Hong Kong, references in these Conditions to the Cayman Islands or Hong Kong shall be construed as references to the Cayman Islands or Hong Kong and/or such other jurisdiction.

8.	Events of Default

If any of the following events occurs and is continuing:

(a)	Non-payment of principal: the Issuer fails to pay principal of any Note within five business days after the due date for such payment; or

(b)	Non-payment of interest: the Issuer fails to pay interest on any Note within 30 days after the due date for such payment; or

(c)	Breach of other obligations: the Issuer defaults in the performance or observance of any of its other obligations under or in respect of the Notes or the Deed of Covenant and such default remains unremedied for 60 days after written notice thereof, addressed to the Issuer by any Noteholder, has been delivered to the Issuer or to the Specified Office of the Fiscal Agent; or

(d)	Cross-acceleration of Issuer or Subsidiary:

(i)	any Indebtedness of the Issuer, or any of its Subsidiaries is not paid when due or (as the case may be) within any originally applicable grace period;

(ii)	any such Indebtedness becomes due and payable prior to its stated maturity (as extended by an applicable grace period) otherwise than at the option of the Issuer, or (as the case may be) the relevant Subsidiary or (provided that no event of default, howsoever described, has occurred) any person entitled to such Indebtedness; or

(iii)	the Issuer or any of its Subsidiaries fails to pay when due or (as the case may be) within any applicable grace period any amount payable by it under any Guarantee of any Indebtedness,

provided that the amount of indebtedness referred to in sub-paragraph (i) and/or sub-paragraph (ii) above and/or the amount payable under any Guarantee referred to in sub-paragraph (iii) above, individually or in the aggregate, exceeds U.S.$10,000,000 (or its equivalent in any other currency or currencies); or

(e)	Unsatisfied judgment: one or more judgment(s) or order(s) from which no further appeal or judicial review is permissible or sought under applicable law for the payment of any amount is rendered against the Issuer or any of its Principal Subsidiaries and continue(s) unsatisfied and unstayed for a period of 60 days after the date(s) thereof or, if later, the date therein specified for payment; or

(f)	Security enforced: a secured party takes possession, or a receiver, manager or other similar officer is appointed, of the whole or any substantial part of the undertaking, assets and revenues of the Issuer, or any of its Principal Subsidiaries and is not discharged within 60 days; or

(g)	Insolvency, etc.: (i) the Issuer, or any of its Principal Subsidiaries becomes insolvent or is unable to pay its debts as they fall due, (ii) an administrator or liquidator of the Issuer, or any of its Principal Subsidiaries or the whole or any substantial part of the undertaking, assets or revenues of the Issuer, or any of its Principal Subsidiaries is appointed (or application for any such appointment is made), (iii) the Issuer, or any of its Principal Subsidiaries takes any action for a readjustment or deferment of any of its material obligations or makes a general assignment or an arrangement or composition with or for the benefit of its creditors or declares a moratorium in respect of any material part of its indebtedness or any Guarantee of any indebtedness given by it (other than, in the case of a Principal Subsidiary of the Issuer, for the purposes of or pursuant to an amalgamation, reorganisation or restructuring while solvent or as a result of a disposal on arm’s length terms or as approved by an Extraordinary Resolution of the Noteholders), or (iv) the Issuer, or any of Principal Subsidiaries ceases or threatens to cease to carry on all or any material part of its business; or

(h)	Winding up, etc.: an order is made or an effective resolution is passed for the winding up, liquidation or dissolution of the Issuer or any of its Principal Subsidiaries (other than, in the case of a Principal Subsidiary of the Issuer, for the purposes of or pursuant to an amalgamation, reorganisation or restructuring while solvent or as a result of a disposal on arm’s length terms or as approved by an Extraordinary Resolution of the Noteholders); or

(i)	Analogous event: any event occurs which under the laws of the Cayman Islands has an analogous effect to any of the events referred to in paragraphs (d) (Unsatisfied judgment) to (g) (Winding up, etc.) above; or

(j)	Unlawfulness: it is or will become unlawful for the Issuer to perform or comply with any of its obligations under or in respect of the Notes or the Deed of Covenant,

then any Noteholder may, by written notice addressed to the Issuer and delivered to the Issuer or to the Specified Office of the Fiscal Agent, declare its Notes to be immediately due and payable, whereupon they shall become immediately due and payable at their principal amount together with accrued interest without further action or formality. Notice of any such declaration shall promptly be given to all other Noteholders.

The Agents need not do anything to ascertain whether any Event of Default has occurred and will not be responsible to Noteholders or any other person for any loss arising from any failure to do so, and, unless and until the Agents otherwise have notice in writing to the contrary, the Agents may assume that (i) no such event has occurred and (ii) that the Issuer is performing all of its obligations under the Fiscal Agency Agreement and the Conditions.

9.	Prescription

Claims for principal and interest on redemption shall become void unless the relevant Note Certificates are surrendered for payment within ten years in the case of principal and five years in the case of interest of the appropriate Relevant Date.

10.	Replacement of Note Certificates

If any Note Certificate is lost, stolen, mutilated, defaced or destroyed, it may be replaced at the Specified Office of the Registrar and the Transfer Agent, subject to all applicable laws and stock exchange requirements, upon payment by the claimant of the expenses incurred in connection with such replacement and on such terms as to evidence, security, indemnity and otherwise as the Issuer may reasonably require. Mutilated or defaced Note Certificates must be surrendered before replacements will be issued.

11.	Agents

In acting under the Fiscal Agency Agreement and in connection with the Notes, the Agents act solely as agents of the Issuer and do not assume any obligations towards or relationship of agency or trust for or with any of the Noteholders.

The initial Agents and their initial Specified Offices are listed below. The Issuer reserves the right at any time to vary or terminate the appointment of any Agent and to appoint a successor registrar or fiscal agent and additional or successor paying agents and transfer agents; provided, however, that the Issuer shall at all times maintain, as necessary, a fiscal agent and a registrar and a paying agent in an EU member state that will not be obliged to withhold or deduct tax pursuant to any law implementing European Council Directive 2003/48/EC.

Notice of any change in any of the Agents or in their Specified Offices shall promptly be given to the Noteholders.

12.	Meetings of Noteholders; Modification

(a)	Meetings of Noteholders: The Agency Agreement contains provisions for convening meetings of Noteholders to consider matters relating to the Notes, including the modification of any provision of these Conditions. Any such modification may be made if sanctioned by an Extraordinary Resolution. Such a meeting may be convened by the Issuer and shall be convened by it upon the request in writing of Noteholders holding not less than one-tenth of the aggregate principal amount of the outstanding Notes. The quorum at any meeting convened to vote on an Extraordinary Resolution will be two or more persons holding or representing one more than half of the aggregate principal amount of the outstanding Notes or, at any adjourned meeting, two or more persons being or representing Noteholders whatever the principal amount of the Notes held or represented; provided, however, that certain proposals (including any proposal to change any date fixed for payment of principal or interest in respect of the Notes, to reduce the amount of principal or interest payable on any date in respect of the Notes, to alter the method of calculating the amount of any payment in respect of the Notes or the date for any such payment, to change the currency of payments under the Notes or to change the quorum requirements relating to meetings or the majority required to pass an Extraordinary Resolution (each, a "Reserved Matter")) may only be sanctioned by an Extraordinary Resolution passed at a meeting of Noteholders at which two or more persons holding or representing not less than three-quarters or, at any adjourned meeting, one quarter of the aggregate principal amount of the outstanding Notes form a quorum. Any Extraordinary Resolution duly passed at any such meeting shall be binding on all the Noteholders, whether present or not.

In addition, a resolution in writing signed by or on behalf of Holders of not less than 90 per cent. of the aggregate principal amount of Notes outstanding will take effect as if it were an Extraordinary Resolution passed at a meeting of Noteholders duly convened and held. Such a resolution in writing may be contained in one document or several documents in the same form, each signed by or on behalf of one or more Noteholders.

(b)	Modification: The Notes, these Conditions, the Deed of Covenant, and the Fiscal Agency Agreement may be amended without the consent of the Noteholders to correct a manifest error. In addition, the parties to the Fiscal Agency Agreement may agree to modify any provision of the Fiscal Agency Agreement or the Conditions, but the Issuer shall not agree, without the consent of the Noteholders, to any such modification unless it is of a formal, minor or technical nature, it is made to correct a manifest error or it is, in the opinion of such parties, not materially prejudicial to the interests of the Noteholders.

13.	Further Issues

The Issuer may from time to time, without the consent of the Noteholders, create and issue further notes having the same terms and conditions as the Notes in all respects (or in all respects except for the first payment of interest) so as to form a single series with the Notes.

14.	Notices

Notices to the Noteholders will be sent to them by first class mail (or its equivalent) or (if posted to an overseas address) by airmail (at the Issuer's expense) at their respective addresses on the Register. Any such notice shall be deemed to have been given on the second day after the date of mailing. Notices shall also be valid if published in a leading English language daily newspaper having general circulation in Asia (which is expected to be the Asian Wall Street Journal).

So long as the Notes are represented by the Global Certificate and the Global Certificate is held on behalf of Euroclear or Clearstream, Luxembourg, notices to Noteholders shall be given by delivery of the relevant notice to Euroclear or Clearstream, Luxembourg, for communication by it to entitled accountholders in substitution for notification as required by these Conditions.

15.	Currency Indemnity

If any sum due from the Issuer in respect of the Notes or any order or judgment given or made in relation thereto has to be converted from the currency (the "first currency ") in which the same is payable under these Conditions or such order or judgment into another currency (the "second currency") for the purpose of (a) making or filing a claim or proof against the Issuer, (b) obtaining an order or judgment in any court or other tribunal or (c) enforcing any order or judgment given or made in relation to the Notes, the Issuer shall indemnify each Noteholder, on the written demand of such Noteholder addressed to the Issuer and delivered to the Issuer or to the Specified Office of the Fiscal Agent, against any loss suffered as a result of any discrepancy between (i) the rate of exchange used for such purpose to convert the sum in question from the first currency into the second currency and (ii) the rate or rates of exchange at which such Noteholder may in the ordinary course of business purchase the first currency with the second currency upon receipt of a sum paid to it in satisfaction, in whole or in part, of any such order, judgment, claim or proof.

This indemnity constitutes a separate and independent obligation of the Issuer and shall give rise to a separate and independent cause of action.

16.	Governing Law and Jurisdiction

(a)	Governing law: The Notes and any non-contractual obligations arising out of or in connection with the Notes are governed by English law.

(b)	English courts: The courts of England have exclusive jurisdiction to settle any dispute (a "Dispute") arising out of or in connection with the Notes (including any non-contractual obligation arising out of or in connection with the Notes).

(c)	Appropriate forum: The Issuer agrees that the courts of England are the most appropriate and convenient courts to settle any Dispute and, accordingly, that it will not argue to the contrary.

(d)	Rights of the Noteholders to take proceedings outside England: Condition 16(b) (English courts) is for the benefit of the Noteholders only. As a result, nothing in this Condition 16 (Governing law and jurisdiction) prevents any Noteholder from taking proceedings relating to a Dispute ("Proceedings") in any other courts with jurisdiction. To the extent allowed by law, Noteholders may take concurrent Proceedings in any number of jurisdictions.

(e)	Process agent: The Issuer agrees that the documents which start any Proceedings and any other documents required to be served in relation to those Proceedings may be served on it by being delivered to Law Debenture Corporate Services Limited at Fifth Floor, 100 Wood Street, London EC2V 7EX or, if different, its registered office for the time being or at any address of the Issuer in Great Britain at which process may be served on it in accordance with the Companies Act 2006. If such person is not or ceases to be effectively appointed to accept service of process on behalf of the Issuer, the Issuer shall appoint another/person to act as its agent. This Condition applies to Proceedings in England and/to Proceedings elsewhere.

SCHEDULE 4

PROVISIONS FOR MEETINGS OF THE NOTEHOLDERS

1.	Definitions

In this Agreement and the Conditions, the following expressions have the following meanings:

"Block Voting Instruction" means, in relation to any Meeting, a document in the English language issued by the Registrar:

(a)	certifying:

(i)	that certain specified Notes ("Blocked Notes") have been blocked in an account with a clearing system and will not be released until the conclusion of the Meeting and that the holder of each Blocked Note or a duly authorised person on its behalf has instructed the Registrar that the votes attributable to such Blocked Note are to be cast in a particular way on each resolution to be put to the Meeting; and/or

(ii)	that each registered Holder of certain specified Notes ("Relevant Notes") has instructed the Registrar that the votes attributable to each Relevant Note held by it are to be cast in a particular way on each resolution to be put to the Meeting, and, in each case, that, during the period of 48 hours before the time fixed for the Meeting, such instructions may not be amended or revoked;

(b)	listing the total principal amount of the Blocked Notes and the Relevant Notes, distinguishing for each resolution between those in respect of which instructions have been given to vote for, or against, the resolution; and

(c)	authorising a named individual or individuals to vote in respect of the Blocked Notes and the Relevant Notes in accordance with such instructions;

"Chairman" means, in relation to any Meeting, the individual who takes the chair in accordance with paragraph 8 (Chairman);

"Extraordinary Resolution" means a resolution passed at a Meeting duly convened and held in accordance with this Schedule by a majority of not less than three quarters of the votes cast;

"Form of Proxy" means, in relation to any Meeting, a document in the English language available from the Registrar signed by a Noteholder or, in the case of a corporation, executed under its seal or signed on its behalf by a duly authorised officer and delivered to the Registrar not later than 48 hours before the time fixed for such Meeting, appointing a named individual or individuals to vote in respect of the Notes held by such Noteholder;

"Meeting " means a meeting of Noteholders (whether originally convened or resumed following an adjournment);

"Proxy " means, in relation to any Meeting, a person appointed to vote under a Block Voting Instruction or a Form of Proxy other than:

(a)	any such person whose appointment has been revoked and in relation to whom the Registrar has been notified in writing of such revocation by the time which is 48 hours before the time fixed for such Meeting; and

(b)	any such person appointed to vote at a Meeting which has been adjourned for want of a quorum and who has not been re-appointed to vote at the Meeting when it is resumed;

"Relevant Fraction" means:

(a)	for all business other than voting on an Extraordinary Resolution, one tenth ;

(b)	for voting on any Extraordinary Resolution other than one relating to a Reserved Matter, one more than half ; and

(c)	for voting on any Extraordinary Resolution relating to a Reserved Matter, three quarters;

provided, however, that, in the case of a Meeting which has resumed after adjournment for want of a quorum, it means:

(i)	for all business other than voting on an Extraordinary Resolution relating to a Reserved Matter, two or more persons holding or representing one more than half of the aggregate principal amount of the outstanding Notes or, at any adjourned meeting, two or more persons being or representing Noteholders whatever the principal amount of the Notes held or represented; and

(ii)	for voting on any Extraordinary Resolution relating to a Reserved Matter, two or more persons holding or representing not less than three-quarters or, at any adjourned meeting, one quarter of the aggregate principal amount of the outstanding Notes form a quorum.

"Reserved Matter" means any proposal:

(a)	to change any date fixed for payment of principal or interest in respect of the Notes, to reduce the amount of principal or interest payable on any date in respect of the Notes or to alter the method of calculating the amount of any payment in respect of the Notes on redemption or maturity or the date for any such payment;

(b)	to effect the exchange or substitution of the Notes for, or the conversion of the Notes into, shares, bonds or other obligations or securities of the Issuer or any other person or body corporate formed or to be formed;

(c)	to change the currency in which amounts due in respect of the Notes are payable;

(d)	to change the quorum required at any Meeting or the majority required to pass an Extraordinary Resolution; or

(e)	to amend this definition;

"Voter" means, in relation to any Meeting (a) a Proxy or (b) (subject to paragraph 4 (Record Date)) a Noteholder; provided, however, that (subject to paragraph 4 (Record Date)) any Noteholder which has appointed a Proxy under a Block Voting Instruction or Form of Proxy shall not be a "Voter" except to the extent that such appointment has been revoked and the Registrar notified in writing of such revocation at least 48 hours before the time fixed for such Meeting;

"Written Resolution" means a resolution in writing signed by or on behalf of all Holders of Notes who for the time being are entitled to receive notice of a Meeting in accordance with the provisions of this Schedule, whether contained in one document or several documents in the same form, each signed by or on behalf of one or more such Holders;

"24 hours" means a period of 24 hours including all or part of a day upon which banks are open for business in both the places where the relevant Meeting is to be held and in each of the places where the Agents have their Specified Offices (disregarding for this purpose the day upon which such Meeting is to be held) and such period shall be extended by one period or, to the extent necessary, more periods of 24 hours until there is included as aforesaid all or part of a day upon which banks are open for business as aforesaid; and

"48 hours" means 2 consecutive periods of 24 hours.

2.	Issue of Block Voting Instructions and Forms of Proxy

The holder of an interest in a Note may require the Registrar to issue a Block Voting Instruction by arranging (to the satisfaction of the Registrar) for such Note to be blocked in an account with a clearing system not later than 48 hours before the time fixed for the relevant Meeting. The registered Holder of a Note may require the Registrar to issue a Block Voting Instruction by delivering to the Registrar written instructions not later than 48 hours before the time fixed for the relevant Meeting. Any registered Holder of a Note may obtain an uncompleted and unexecuted Form of Proxy from the Registrar. A Block Voting Instruction shall be valid until the release of the Blocked Notes to which it relates. A Form of Proxy and a Block Voting Instruction cannot be outstanding simultaneously in respect of the same Note.

3.	References to blocking/release of Notes

Where Notes are represented by a Global Note Certificate and/or are held within a clearing system, references to the blocking or release of Notes shall be construed in accordance with the usual practices (including blocking the relevant account) of such clearing system.

4.	Record Date

The Issuer may fix a record date for the purposes of any Meeting or any resumption thereof following its adjournment for want of a quorum provided that such record date is not more than 10 days prior to the time fixed for such Meeting or (as the case may be) its resumption. The person in whose name a Note is registered in the Register on the record date at close of business in the city in which the Registrar has its Specified Office shall be deemed to be the Holder of such Note for the purposes of such Meeting and notwithstanding any subsequent transfer of such Note or entries in the Register.

5.	Convening of Meeting

The Issuer may convene a Meeting at any time, and shall be obliged to do so upon the request in writing of Noteholders holding not less than one tenth of the aggregate principal amount of the outstanding Notes.

6.	Notice

At least 21 days' notice (exclusive of the day on which the notice is given and of the day on which the relevant Meeting is to be held) specifying the date, time and place of the Meeting shall be given by the Issuer to the Noteholders and the Registrar (with a copy to the Issuer). The notice shall set out the full text of any resolutions to be proposed and shall state that Notes may be blocked in clearing systems for the purposes of appointing Proxies under Block Voting Instructions until 48 hours before the time fixed for the Meeting and that Noteholders may also appoint Proxies either under a Block Voting Instruction by delivering written instructions to the Registrar or by executing and delivering a Form of Proxy to the Specified Office of the Registrar, in either case until 48 hours before the time fixed for the Meeting.

7.	Chairman

An individual (who may, but need not, be a Noteholder) nominated in writing by the Issuer may take the chair at any Meeting but, if no such nomination is made or if the individual nominated is not present within 15 minutes after the time fixed for the Meeting, those present shall elect one of themselves to take the chair, failing which the Issuer may appoint a Chairman. The Chairman of an adjourned Meeting need not be the same person as was the Chairman of the original Meeting.

8.	Quorum

The quorum at any Meeting shall be at least two Voters representing or holding not less than the Relevant Fraction of the aggregate principal amount of the outstanding Notes; provided, however, that, so long as at least the Relevant Fraction of the aggregate principal amount of the outstanding Notes is represented by a Global Note Certificate or a single Individual Note Certificate, a single Voter appointed in relation thereto or being the Holder of the Notes represented thereby shall be deemed to be two Voters for the purpose of forming a quorum.

9.	Adjournment for want of quorum

If within 15 minutes after the time fixed for any Meeting a quorum is not present, then:

(a)	in the case of a Meeting requested by Noteholders, it shall be dissolved; and

(b)	in the case of any other Meeting, it shall be adjourned for such period (which shall be not less than 14 days and not more than 42 days) and to such place as the Chairman determines; provided, however, that:

(i)	the Meeting shall be dissolved if the Issuer so decides; and

(ii)	no Meeting may be adjourned more than once for want of a quorum.

10.	Adjourned Meeting

The Chairman may, with the consent of (and shall if directed by) any Meeting, adjourn such Meeting from time to time and from place to place, but no business shall be transacted at any adjourned Meeting except business which might lawfully have been transacted at the Meeting from which the adjournment took place.

11.	Notice following adjournment

Paragraph 7 (Notice) shall apply to any Meeting which is to be resumed after adjournment for want of a quorum; provided, however, that:

(a)	10 days' notice (exclusive of the day on which the notice is given and of the day on which the Meeting is to be resumed) shall be sufficient; and

(b)	the notice shall specifically set out the quorum requirements which will apply when the Meeting resumes.

It shall not be necessary to give notice of the resumption of a Meeting which has been adjourned for any other reason.

12.	Participation

The following may attend and speak at a Meeting:

(a)	Voters;

(b)	representatives of the Issuer and the Registrar;

(c)	the financial advisers of the Issuer;

(d)	the legal counsel to the Issuer and the Registrar; and

(e)	any other person approved by the Meeting.

13.	Show of hands

Every question submitted to a Meeting shall be decided in the first instance by a show of hands. Unless a poll is validly demanded before or at the time that the result is declared, the Chairman's declaration that on a show of hands a resolution has been passed, passed by a particular majority, rejected or rejected by a particular majority shall be conclusive, without proof of the number of votes cast for, or against, the resolution. Where there is only one Voter, this paragraph shall not apply and the resolution will immediately be decided by means of a poll.

14.	Poll

A demand for a poll shall be valid if it is made by the Chairman, the Issuer or one or more Voters representing or holding not less than one fiftieth of the aggregate principal amount of the outstanding Notes. The poll may be taken immediately or after such adjournment as the Chairman directs, but any poll demanded on the election of the Chairman or on any question of adjournment shall be taken at the Meeting without adjournment. A valid demand for a poll shall not prevent the continuation of the relevant Meeting for any other business as the Chairman directs.

15.	Votes

Every Voter shall have:

(a)	on a show of hands, one vote; and

(b)	on a poll, one vote in respect of each U.S.$200,000 in aggregate face amount of the outstanding Note(s) represented or held by him.

In the case of a voting tie the Chairman shall have a casting vote.

Unless the terms of any Block Voting Instruction state otherwise, a Voter shall not be obliged to exercise all the votes to which he is entitled or to cast all the votes which he exercises in the same way.

16.	Validity of Votes by Proxies

Any vote by a Proxy in accordance with the relevant Form of Proxy or Block Voting Instruction shall be valid even if such Form of Proxy or (as the case may be) Block Voting Instruction or any instruction pursuant to which it was given has been amended or revoked, provided that the Registrar has not been notified in writing of such amendment or revocation by the time which is 48 hours before the time fixed for the relevant Meeting. Unless revoked, any appointment of a Proxy under a Block Voting Instruction or Form of Proxy in relation to a Meeting shall remain in force in relation to any resumption of such Meeting following an adjournment; provided, however, that no such appointment of a Proxy in relation to a Meeting originally convened which has been adjourned for want of a quorum shall remain in force in relation to such Meeting when it is resumed. Any person appointed to vote at such a Meeting must be re-appointed under a Block Voting Instruction or Form of Proxy to vote at the Meeting when it is resumed.

17.	Powers

A Meeting shall have power (exercisable by Extraordinary Resolution), without prejudice to any other powers conferred on it or any other person:

(a)	to approve any Reserved Matter;

(b)	to approve any proposal by the Issuer for any modification, abrogation, variation or compromise of any of the Conditions or any arrangement in respect of the obligations of the Issuer under or in respect of the Notes;

(c)	to approve the substitution of any person for the Issuer (or any previous substitute) as principal obligor under the Notes and the Deed of Covenant;

(d)	to waive any breach or authorise any proposed breach by the Issuer of its obligations under or in respect of the Notes or the Deed of Covenant or any act or omission which might otherwise constitute an Event of Default under the Notes;

(e)	to approve any proposal by the Issuer for any modification of any provision of the Deed of Covenant or any arrangement in respect of the obligations of the Issuer thereunder;

(f)	to authorise the Registrar or any other person to execute all documents and do all things necessary to give effect to any Extraordinary Resolution;

(g)	to give any other authorisation or approval which is required to be given by Extraordinary Resolution; and

(h)	to appoint any persons as a committee to represent the interests of the Noteholders and to confer upon such committee any powers which the Noteholders could themselves exercise by Extraordinary Resolution.

18.	Extraordinary Resolution binds all Noteholders

An Extraordinary Resolution shall be binding upon all Noteholders, whether or not present at such Meeting, and each of the Noteholders shall be bound to give effect to it accordingly. Notice of the result of every vote on an Extraordinary Resolution shall be given to the Noteholders and the Agents (with a copy to the Issuer) within 14 days of the conclusion of the Meeting.

19.	Minutes

Minutes shall be made of all resolutions and proceedings at each Meeting. The Chairman shall sign the minutes, which shall be prima facie evidence of the proceedings recorded therein. Unless and until the contrary is proved, every such Meeting in respect of the proceedings of which minutes have been summarised and signed shall be deemed to have been duly convened and held and all resolutions passed or proceedings transacted at it to have been duly passed and transacted.

20.	Written Resolution

A Written Resolution shall take effect as if it were an Extraordinary Resolution.

SCHEDULE 5

REGULATIONS CONCERNING TRANSFERS AND REGISTRATION OF NOTES

1.	The notes are in the denomination of U.S.$200,000 and integral multiples of U.S.$1,000 in excess thereof. Notes may only be held in holdings in the aggregate principal amount of U.S.$200,000 and integral multiples of U.S.$1,000 in excess thereof (each, an "authorised holding").

2.	Subject to paragraph 4 and paragraph 11 below, Notes may be transferred by execution of the relevant form of transfer under the hand of the transferor or, where the transferor is a corporation, under its common seal or under the hand of two of its officers duly authorised in writing. Where the form of transfer is executed by an attorney or, in the case of a corporation, under seal or under the hand of two of its officers duly authorised in writing, a copy of the relevant power of attorney certified by a financial institution in good standing or a notary public or in such other manner as the Registrar may require or, as the case may be, copies certified in the manner aforesaid of the documents authorising such officers to sign and witness the affixing of the seal must be delivered with the form of transfer. In this Schedule, "transferor" shall, where the context permits or requires, include joint transferors and shall be construed accordingly.

3.	The Note Certificate issued in respect of the Notes to be transferred must be surrendered for registration, together with the form of transfer (including any certification as to compliance with restrictions on transfer included in such form of transfer) endorsed thereon, duly completed and executed, at the Specified Office of the Registrar or any Transfer Agent, and together with such evidence as the Registrar or (as the case may be) the relevant Transfer Agent may reasonably require to prove the title of the transferor and the authority of the persons who have executed the form of transfer. The signature of the person effecting a transfer of a Note shall conform to any list of duly authorised specimen signatures supplied by the Holder of such Note or be certified by a financial institution in good standing, notary public or in such other manner as the Registrar or such Transfer Agent may require.

4.	No Noteholder may require the transfer of a Note to be registered during the period of 15 calendar days ending on the due date for any payment of principal or interest in respect of such Note.

5.	No Noteholder which has executed a Form of Proxy in relation to a Meeting may require the transfer of a Note covered by such Form of Proxy to be registered until the earlier of the conclusion of the Meeting and its adjournment for want of a quorum.

6.	The executors or administrators of a deceased Holder of a Note (not being one of several joint Holders) and, in the case of the death of one or more of several joint Holders, the survivor or survivors of such joint Holders, shall be the only persons recognised by the Issuer as having any title to such Note.

7.	Any person becoming entitled to any Notes in consequence of the death or bankruptcy of the Holder of such Notes may, upon producing such evidence that he holds the position in respect of which he proposes to act under this paragraph or of his title as the Registrar or the relevant Transfer Agent may require (including legal opinions), become registered himself as the Holder of such Notes or, subject to the provisions of these Regulations, the Notes and the Conditions as to transfer, may transfer such Notes. The Issuer, the Transfer Agent, the Registrar and the Paying Agents shall be at liberty to retain any amount payable upon the Notes to which any person is so entitled until such person is so registered or duly transfers such Notes.

8.	Unless otherwise required by him and agreed by the Issuer and the Registrar, the Holder of any Notes shall be entitled to receive only one Note Certificate in respect of his holding.

9.	The joint Holders of any Note shall be entitled to one Note Certificate only in respect of their joint holding which shall, except where they otherwise direct, be delivered to the joint Holder whose name appears first in the Register in respect of the joint holding.

10.	Where there is more than one transferee (to hold other than as joint Holders), separate forms of transfer (obtainable from the Specified Office of the Registrar or any Transfer Agent) must be completed in respect of each new holding.

11.	A Holder of Notes may transfer all or part only of his holding of Notes provided that both the principal amount of Notes transferred and the principal amount of the balance not transferred are an Authorised Holding. Where a Holder of Notes has transferred part only of his holding of Notes, a new Note Certificate in respect of the balance of such holding will be delivered to him.

12.	The Issuer, the Transfer Agent and the Registrar shall, save in the case of the issue of replacement Notes pursuant to Condition 10 (Replacement of Note Certificates), make no charge to the Holders for the registration of any holding of Notes or any transfer thereof or for the issue of any Notes or for the delivery thereof at the Specified Office of any Transfer Agent or the Registrar or by uninsured post to the address specified by the Holder, but such registration, transfer, issue or delivery shall be effected against such indemnity from the Holder or the transferee thereof as the Registrar or the relevant Transfer Agent may require in respect of any tax or other duty of whatever nature which may be levied or imposed in connection with such registration, transfer, issue or delivery.

13.	Provided a transfer of a Note is duly made in accordance with all applicable requirements and restrictions upon transfer and the Note(s) transferred are presented to a Transfer Agent and/or the Registrar in accordance with the Agency Agreement and these Regulations, and subject to unforeseen circumstances beyond the control of such Transfer Agent or the Registrar arising, such Transfer Agent or the Registrar will, within five business days of the request for transfer being duly made, deliver at its Specified Office to the transferee or despatch by uninsured post (at the request and risk of the transferee) to such address as the transferee entitled to the Notes in relation to which such Note Certificate is issued may have specified, a Note Certificate in respect of which entries have been made in the Register, all formalities complied with and the name of the transferee completed on the Note Certificate by or on behalf of the Registrar; and, for the purposes of this paragraph, "business day" means a day on which commercial banks are open for business (including dealings in foreign currencies) in the cities in which the Registrar and (if applicable) the relevant Transfer Agent have their respective Specified Offices.

SCHEDULE 6

FORM OF CHANGE OF CONTROL PUT OPTION NOTICE

To:               [Paying Agent]

FWD LIMITED

(incorporated with limited liability under
the laws of the Cayman Islands)

U.S.$325,000,000

5.00 per cent. Notes due 2024

CHANGE OF CONTROL PUT OPTION NOTICE

By depositing this duly completed Notice with the above Paying Agent for the above Notes (the "Notes") in accordance with Condition 5(c) (Redemption for Change of Control), the undersigned Holder of the principal amount of Notes specified below and evidenced by the Note Certificate(s) referred to below [and presented with this Change of Control Put Option Notice - delete these words if Notes are evidenced by the Global Note Certificate] exercises its option to have such principal amount of Notes redeemed in accordance with Condition 5(c) (Redemption for Change of Control) on [[relevant Put Date]/the Put Date falling in [relevant month and year]].

This Notice relates to Note(s) in the aggregate principal amount of [currency] _________.

evidenced by Note Certificates bearing the following serial numbers:

Payment should be made by [complete and delete as appropriate]:

•	[currency] cheque drawn on a bank in [currency centre] and in favour of [name of payee] and mailed at the payee's risk by uninsured airmail post to [name of addressee] at [addressee's address].]

OR

•	transfer to [details of the relevant account maintained by the payee] with [name and address of the relevant bank].]

If the Note Certificates referred to above are to be returned to the undersigned in accordance with the Conditions and the Agency Agreement relating to the Notes, they should be returned by post to:

The undersigned acknowledges that any Note Certificates so returned will be sent by uninsured airmail post at the risk of the registered Holder.

Name of Holder:

Signature of Holder:

Date:

[To be completed by Paying Agent:]

Received by:

[Signature and stamp of Paying Agent:]

At its office at

On

THIS NOTICE WILL NOT BE VALID UNLESS ALL OF THE PARAGRAPHS REQUIRING COMPLETION HAVE BEEN DULY COMPLETED.

SCHEDULE 7

CHANGE OF CONTROL PUT OPTION RECEIPT

We hereby acknowledge receipt of a Change of Control Put Option Notice relating to the Note(s) evidenced by the Note Certificate(s) bearing the serial numbers set out below. We will hold such Note Certificate(s) in accordance with the terms of the Terms and Conditions of the Notes and the Agency Agreement dated 24 September 2014 relating thereto.

In the event that, pursuant to such Terms and Conditions and the Agency Agreement, the depositor of such Note Certificate(s) becomes entitled to their return, we will return such Note Certificate(s) to the depositor against presentation and surrender of this Change of Control Put Option Receipt.

Certificate Number	Denomination

Dated: [date]

[PAYING AGENT]

By:
duly authorised

SCHEDULE 8

SPECIFIED OFFICES OF THE AGENTS

The Registrar:

The Hongkong and Shanghai Banking Corporation Limited

Level 30, HSBC Main Building

1 Queen's Road Central

Hong Kong

Fax:      +852 3478 9198

Attention: Corporate Trust and Loan Agency

The Fiscal Agent:

The Hongkong and Shanghai Banking Corporation Limited

Level 30, HSBC Main Building

1 Queen's Road Central

Hong Kong

Fax:      +852 3478 9198

Attention: Corporate Trust and Loan Agency

The Transfer Agent:

The Hongkong and Shanghai Banking Corporation Limited

Level 30, HSBC Main Building

1 Queen's Road Central

Hong Kong

Fax:      +852 3478 9198

Attention: Corporate Trust and Loan Agency

The Paying Agent:

The Hongkong and Shanghai Banking Corporation Limited

Level 30, HSBC Main Building

1 Queen's Road Central

Hong Kong

Fax:      +852 3478 9198

Attention: Corporate Trust and Loan Agency

SIGNATURES

The Issuer

For and on behalf

of FWD LIMITED

[***]

[Signature Page - Fiscal Agency Agreement]

For and on behalf of

THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED

By:	[***]

For and on behalf of

THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED

[***]

For and on behalf of

THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED

By:
[***]

For and on behalf of

THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED

By:
[***]

[Signature Page  - Fiscal Agency Agreement]